                                APPRAISAL REPORT

                            PHYSICIANS PARTNERS, INC.
                                PORTLAND, OREGON








                                  JUNE 30, 1996





                                      [Logo]
                 AMERICAN APPRAISAL ASSOCIATES-Registered Trademark-

                                   [LETTERHEAD]



                                                                November 2, 1996
Physicians Partners, Inc.
Portland, Oregon



In accordance with your authorization, we have made an investigation and appraisal of certain assets and the total business enterprise of

                            PHYSICIANS PARTNERS, INC.

located in PORTLAND, OREGON, and submit our findings in this report.

This report is intended to comply with the purpose and reporting requirements set forth by the Uniform Standards of Professional Appraisal Practice ("USPAP") for a summary appraisal report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the opinion of value of American Appraisal Associates, Inc. Supporting documentation concerning these matters has been retained in our work papers. The depth of discussion contained in this report is specific to your needs as the client and for the intended use stated below. American Appraisal Associates, Inc., is not responsible for the unauthorized use of this report.

Our appraisal was made for the purpose of expressing an opinion as of June 30, 1996, of the fair market value under the premise of continued use of the aggregate intangible assets, the personal property assets, and the business enterprise of Physicians Partners, Inc. ("PPI").

This appraisal is based on the assumption that the transactions contemplated by the Agreement and Plan of Reorganization and Merger among PPI and The Corvallis Clinic, P.C. ("Corvallis"); HealthFirst Medical Group, P.C. ("HealthFirst"); and Medford Clinic, P.C. ("Medford"), which are collectively referred to herein as the "Clinics," and dated July 29, 1996, and amended September 19, 1996 (the "Agreement"), were consummated as of June 30, 1996.

We understand this opinion of value will be used as a basis for the exchange of the Clinics' shares for PPI equity and financial reporting purposes in connection with the consummation of the Agreement.

AMERICAN APPRAISAL ASSOCIATES                  APPRAISAL SUMMARY LETTER  PAGE ii
________________________________________________________________________________


Fair Market Value is defined as the estimated amount at which the property or total business enterprise might be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts.

When fair market value is established under the premise of continued use, it is assumed that the buyer and the seller contemplate the retention of the facilities at their present location as part of the current operations unless the breakup of the business or the sale of the assets would yield a greater investment return.

Business Enterprise is defined as the combination of all tangible assets (property, plant, and equipment and normal working capital) and intangible assets of a continuing business. Alternatively, it is equivalent to the invested capital of the business; that is, the combination of the value of the stockholders' equity and long-term debt.

Our report consists of:

     This letter, which identifies the property appraised, describes the nature and extent of the appraisal and investigation, and presents the conclusion of value

     A narrative report, which sets forth the objective and extent of the appraisal, a description of the property, a review of historical financial statements, an explanation of the valuation techniques employed, and the conclusion of value


     Exhibits comprising:
       Exhibit A - Consolidated Financial Statements

               B - Financial Statements - HealthFirst

               C - Financial Statements - Corvallis

               D - Financial Statements - Medford

               E - Income Approach - PPI

               F - Weighted Average Cost of Capital

               G - Guideline Company Weighting

AMERICAN APPRAISAL ASSOCIATES                 APPRAISAL SUMMARY LETTER  PAGE iii
________________________________________________________________________________


       Exhibit H - "C" Factor

               I - Summary of Irving Levine Associates, Inc.,
                    Transaction Data

               J - Listing of Physicians and Specialties

               K - Goodwill Registry - Multispecialty Clinic Data

               L - Goodwill Registry - Medical Specialty Data

               M - Assumptions and Limiting Conditions

               N - Certificate of Appraiser

       A statement of general service conditions

Our investigation encompassed the business enterprise of PPI and certain intangible and tangible assets. Intangible assets of PPI were valued in aggregate based on a residual methodology. Tangible assets included the personal property comprising medical equipment and office furniture and equipment. All tangible real property and assets of a current nature were excluded from the appraisal. However, the concluded value of the personal property is summarized in this report; American Appraisal Associates, Inc., has issued under separate cover a full narrative report regarding the valuation of all of the personal property of PPI.

In our valuation of the tangible assets, we dealt with the designated assets not only in themselves, but also as an operating entity. We reviewed balance sheets, financial statistics, and operating results furnished to us; these materials were assumed to properly represent business operations and conditions. It was concluded that, given the trends indicated, prospective profits were adequate to justify ownership and arm's-length exchange of designated property between a willing buyer and a willing seller at the appraised fair market value. The analysis of the operating entity indicated that no economic penalty was justified upon a review of the prospective profits.

For the appraisal of the business enterprise, our investigation included a review of financial data, as well as discussions with management regarding the operations. The appraisal process included consideration of relevant factors affecting the operation of the business and its ability to generate future investment returns. Our conclusion of value considers all relevant factors including, but not limited to:

AMERICAN APPRAISAL ASSOCIATES                  APPRAISAL SUMMARY LETTER  PAGE iv
________________________________________________________________________________


     History of the Clinics and PPI from their inception and the nature of the enterprises

     Financial condition of the organization and its book value

     Historical revenues and earnings of the Clinics

     Specific economic and competitive elements affecting PPI, its industry, and its markets

     Projected operating results

     Dividend-paying capacity

     Present worth of future monetary benefits based upon appropriate rates of return as indicated by alternative investment opportunities of comparable magnitude, character, and risk

     Comparative analysis of the financial condition and operating results of PPI with those of publicly owned companies engaged in similar lines of business activity

     Existence of nonoperating assets

     Existence of assets of an intangible nature

In accordance with the premise described, it is our opinion that, as of June 30, 1996, the Fair Market Value of the total business enterprise of Physicians Partners, Inc., for the purpose of the exchange of the Clinics' shares for PPI equity and financial reporting purposes, is reasonably represented by the amount of ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000), with the designated segments of the total business enterprise distributed as follows:

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AMERICAN APPRAISAL ASSOCIATES                   APPRAISAL SUMMARY LETTER  PAGE v
________________________________________________________________________________


       Net Working Capital*                        $  7,900,000

       Tangible Assets
         Real Property*           $23,800,000
         Personal Property         16,200,000
       Total Tangible Assets      -----------        40,000,000

       Intangible Assets                             57,100,000
                                                   ------------
       Total Business Enterprise Value             $105,000,000


       *Not appraised by American Appraisal Associates, Inc.

We have not investigated the title to or any liabilities against the property appraised.

                                  Respectfully submitted,
                                  AMERICAN APPRAISAL ASSOCIATES, INC.



                                  /s/Barbara H. Baumann
November 2, 1996                  Barbara H. Baumann, CFA
031225                            Engagement Director, Financial Valuation Group

AMERICAN APPRAISAL ASSOCIATES                                  TABLE OF CONTENTS
________________________________________________________________________________


                                 CONTENTS
                                                                          PAGE
INTRODUCTION                                                                1
NATURE OF THE BUSINESSES                                                    3
FINANCIAL STATEMENT REVIEW                                                  8
FINANCIAL PROFILE                                                          14
VALUATION INTRODUCTION                                                     16
VALUATION OF THE BUSINESS ENTERPRISE                                       18
VALUATION OF THE PERSONAL PROPERTY ASSETS                                  30
VALUATION OF THE INTANGIBLE ASSETS                                         32
CONCLUSION                                                                 35
EXHIBITS
   A - CONSOLIDATED FINANCIAL STATEMENTS
   B - FINANCIAL STATEMENTS - HEALTHFIRST
   C - FINANCIAL STATEMENTS - CORVALLIS
   D - FINANCIAL STATEMENTS - MEDFORD
   E - INCOME APPROACH - PPI
   F - WEIGHTED AVERAGE COST OF CAPITAL
   G - GUIDELINE COMPANY WEIGHTING
   H - "C" FACTOR
   I - SUMMARY OF IRVING LEVINE ASSOCIATES, INC., TRANSACTION DATA
   J - LISTING OF PHYSICIANS AND SPECIALTIES
   K - GOODWILL REGISTRY - MULTISPECIALTY CLINIC DATA
   L - GOODWILL REGISTRY - MEDICAL SPECIALTY DATA
   M - ASSUMPTIONS AND LIMITING CONDITIONS
   N - CERTIFICATE OF APPRAISER
GENERAL SERVICE CONDITIONS

AMERICAN APPRAISAL ASSOCIATES                               INTRODUCTION  PAGE 1
________________________________________________________________________________


                                  INTRODUCTION

The investigation and appraisal described in this report were made for the purpose of expressing an opinion as of June 30, 1996, of the fair market value under the premise of continued use of the aggregate intangible assets, the personal property assets, and business enterprise of Physicians Partners, Inc. ("PPI"). This appraisal is based on the assumption that the Agreement and Plan of Reorganization and Merger among PPI and The Corvallis Clinic, P.C. ("Corvallis"); HealthFirst Medical Group, P.C. ("HealthFirst"); and Medford Clinic, P.C. ("Medford"), which are collectively referred herein as the "Clinics," and dated July 29, 1996, and amended September 19, 1996 (the "Agreement"), was consummated as of June 30, 1996.

We understand this opinion of value will be used as a basis for the exchange of the Clinics' shares for PPI equity and financial reporting purposes in connection with the consummation of the Agreement.

Fair Market Value is defined as the estimated amount at which the property or total business enterprise might be expected to exchange between a willing buyer and a willing seller, neither being under compulsion, each having reasonable knowledge of all relevant facts.

When fair market value is established under the premise of continued use, it is assumed that the buyer and the seller contemplate the retention of the facilities at their present location as part of the current operations unless the breakup of the business or the sale of the assets would yield a greater investment return.

Business Enterprise is defined as the combination of all tangible assets (property, plant, and equipment and normal working capital) and intangible assets of a continuing business. Alternatively, it is equivalent to the invested capital of the business; that is, the combination of the value of the stockholders' equity and long-term debt.

Our investigation encompassed the business enterprise of PPI and certain intangible and tangible assets. Intangible assets of PPI were valued in aggregate based on a residual methodology. Tangible assets included the personal property comprising primarily medical equipment and office furniture and equipment. All tangible real property and assets of a current nature were excluded from the appraisal. The concluded value of the personal property is summarized in this report; American Appraisal Associates, Inc. ("AAA"), has issued under separate cover a full narrative report regarding the valuation of all of the personal property of PPI.

AMERICAN APPRAISAL ASSOCIATES                               INTRODUCTION  PAGE 2
________________________________________________________________________________


In our valuation of the tangible assets, we dealt with the designated assets not only in themselves, but also as an operating entity. We reviewed balance sheets, financial statistics, and operating results furnished to us; these materials were assumed to properly represent business operations and conditions. It was concluded that, given the trends indicated, prospective profits were adequate to justify ownership and arm's-length exchange of designated property between a willing buyer and a willing seller at the appraised fair market value. The analysis of the operating entity indicated that no economic penalty was justified upon a review of the prospective profits.

For the appraisal of the business enterprise, our investigation included a review of financial data, as well as discussions with management regarding the operations. The appraisal process included consideration of relevant factors affecting the operation of the business and its ability to generate future investment returns. Our conclusion of value considers all relevant factors including, but not limited to:

     History of the Clinics and PPI from their inception and the nature of the enterprises

     Financial condition of the organization and its book value

     Historical revenues and earnings of the Clinics

     Specific economic and competitive elements affecting PPI, its industry, and its markets

     Projected operating results

     Dividend-paying capacity

     Present worth of future monetary benefits based upon appropriate rates of return as indicated by alternative investment opportunities of comparable magnitude, character, and risk

     Comparative analysis of the financial condition and operating results of PPI with those of publicly owned companies engaged in similar lines of business activity

     Existence of nonoperating assets

     Existence of assets of an intangible nature

AMERICAN APPRAISAL ASSOCIATES                  NATURE OF THE BUSINESSES  PAGE 3

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                           NATURE OF THE BUSINESSES

PHYSICIANS PARTNERS, INC.

PPI is a physician practice management company that will operate multispecialty clinics upon consummation of the Agreement. Initially, PPI will own certain assets and provide management services to three clinics with approximately 280 physicians in the state of Oregon. The three clinics party to the Agreement include Corvallis, HealthFirst, and Medford. PPI's clinics will provide both fee-for-service medical care and capitated medical services to individuals in the state of Oregon.

PPI's strategy is to work with the affiliated physician groups, acquire new physician groups, recruit additional physicians at existing groups, negotiate contracts with managed care organizations, and provide both personnel and capital requirements to grow the businesses. PPI will provide the physician groups with capital, management expertise, cost management, and opportunities for revenue enhancement. Capital will be required to finance growth, replace and enhance equipment, and manage clinical and business data and information. Management expertise will be required as each medical group grows and enters into additional managed care capitation agreements. PPI will provide cost management as grouping the needs of various entities will allow for collective purchasing power. Lastly, PPI's structure will enhance the probability of contracting with increasingly larger numbers of groups and physicians. This will allow PPI the leverage to negotiate beneficial contracts with payors as well as service vendors such as hospitals.

Future revenue earned by PPI will primarily consist of revenue earned under management agreements with each of the Clinics. PPI will enter into a management agreement with each of the Clinics for an initial term of 40 years, which will be automatically extended for five years unless both parties to the management agreement elects not to extend the management agreement. Under the respective management agreements, PPI will provide a variety of management services including, but not limited to, facilities and equipment and nonphysician personnel. PPI, as compensation for the services provided by it, will receive, on a monthly basis, an amount equal to 16% of each of the Clinics' net revenue before provider compensation and benefits. Net Revenue is defined as profit after all expenses excluding provider compensation.

The initial profitability of PPI will be a function of the growth in revenue and ability to control the costs of Corvallis, HealthFirst, and Medford. A summary of the historical business of the Clinics is provided in the following paragraphs.


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AMERICAN APPRAISAL ASSOCIATES                  NATURE OF THE BUSINESSES  PAGE 4
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HEALTHFIRST MEDICAL GROUP, P.C.

HealthFirst, headquartered in Portland, Oregon, is the recent merger of Metropolitan Clinic, P.C. ("Metro"), and Suburban Medical Clinic, Inc. ("SMC"). These two clinics merged operations as of February 1, 1996. HealthFirst currently employs a total of 129 physicians which serve Portland, Oregon, and the surrounding communities. Medical services offered include critical care, dermatology, family practice, gastroenterology, gynecology, hematology/oncology, infectious diseases, internal medicine, obstetrics, oncology, pediatrics, podiatry, rheumatology, and surgery. In addition, HealthFirst offers certain office-based ancillary services, such as basic clinical laboratory and radiology services. As of June 30, 1996, HealthFirst employed 577 full-time and 56 part-time nonphysician employees. Of the nonphysician clinical and administrative support personnel, 429 were full-time employees, and 53 were part-time employees. The remainder were corporate personnel consisting of 148 full-time and three part-time employees.

HealthFirst currently operates from 12 leased facilities located in the greater Portland, Oregon, area - Alber Mill, Broadway, Gateway, Gresham, Hollywood, Northwest, Oswego, Powell Valley, Tualatin, Tigard, Westside, and Wilshire. On May 1, 1996, HealthFirst Properties, LLC., acquired the Broadway, Westside, and Tualatin buildings and leased the properties back to HealthFirst. Additionally, the Gateway facility is owned by Gateway Properties Limited Liability Company ("LLC"), a related party, and LLC leased the property back to HealthFirst.

HealthFirst's patient population largely consists of enrollees of health maintenance organizations ("HMOs"), preferred provider organizations ("PPOs"), and other health plans, but HealthFirst also provides a significant amount of service to patients covered by other payors such as federal and state programs, self-insured employers, and traditional indemnity insurance payors. Under capitated and other prepaid contracts, HealthFirst provides or arranges for all physician services and receives a fixed monthly capitation payment from health plans for each member who chooses a HealthFirst physician as his or her primary care physician. HealthFirst serves capitated patients through a number of health plans, including the Medicare programs and the Oregon Health Plan. As of June 30, 1996, enrollees of health plans under contract with HealthFirst included the following:

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AMERICAN APPRAISAL ASSOCIATES                  NATURE OF THE BUSINESSES  PAGE 5

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
=========================================================================================================
        Health Plan                    Commercial      Senior         Total Number of         Percent of
                                       Enrollees      Enrollees         Enrollees               Total
=========================================================================================================
Pacificare of Oregon                     17,108              0             17,108                26.7
Pacificare of Washington                    792              0                792                 1.2
Secure Horizons                               0          7,744              7,744                12.1
Providence Good Health Plan               12,647         1,626             14,273                22.2
HMO Oregon                                20,782             0             20,782                32.4
Liberty Health Plan                        1,634             0              1,634                 2.5
First Choice 65                                0         1,832              1,832                 2.9
=========================================================================================================
Total                                     52,963        11,202             64,165               100.0
=========================================================================================================

As indicated above, most of HealthFirst's patients are covered under either commercial or senior health plans. Enrollment is categorized as "commercial" for enrollees under the age of 65 whose health coverage is generally sponsored by employees or "senior" for retired enrollees over the age of 65 covered by Medicare. For 1995, 49.4% of total net revenue was derived from capitated or prepaid arrangements compared to 52.4% in 1994. Fee-for-service revenue represented the remaining 50.6% in 1995 and 47.6% in 1994. Medicare net revenues, excluding those that were part of a capitated program, represented 7.6% in 1995 and 7.9% in 1994.

THE CORVALLIS CLINIC, P.C.

Corvallis, headquartered in Corvallis, Oregon, is a multispecialty medical group that was originally founded in 1947. Corvallis currently employs a total of 75 physicians which serve Corvallis, Oregon, and the surrounding communities. Medical services offered include behavioral health, cardiology, critical care, dermatology, endocrinology, gynecology, hematology, immediate care, immunology, infectious disease, nephrology, neurology, obstetrics, occupational medicine, oncology, ophthalmology, optometry, orthopedics, otolaryngology, pediatrics, podiatry, rheumatology, surgery, and urology. In addition to medical services, Corvallis offers a number of ancillary services within its offices including cardiopulmonary and clinical laboratories, physical therapy and radiology facilities, an optical dispensary, and a pharmacy. As of June 30, 1996, Corvallis employed 375 full-time and 143 part-time nonphysician employees.

A majority of Corvallis' operations are located at the Asbury and the Aumann buildings which are located on a medical campus which Good Samaritan Hospital, Good Samaritan Radiation Oncology Center, and Samaritan Medical Group are also located. The Asbury building is approximately 80,000 square feet and houses the majority of Corvallis' primary care and specialty physicians. The Aumann

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AMERICAN APPRAISAL ASSOCIATES                  NATURE OF THE BUSINESSES  PAGE 6

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building is approximately 40,000 square feet and houses both medical and administrative offices. In addition, Corvallis operates four satellite facilities - Corvallis Family Medicine, Philomath Family Medicine, Albany Family Medicine, and the Occupational Medicine Facility. All of the facilities that Corvallis maintains are leased through HealthCare Partners, Inc., a limited liability company, in which Corvallis and Good Samaritan Hospital are equal partners.

Over the past three years, managed care or capitated patients have represented an increasing portion of Corvallis' net revenue. Corvallis provides services to Pacificare and SelectCare patients including patients that have Medicare coverage through these programs. While capitated plans have represented a growing portion of net revenue, Corvallis continues to conduct more traditional forms of business. Corvallis accepts assignment, meaning it will bill Medicare on behalf of eligible patients and will accept payment for its services from Medicare as payment in full. Other Corvallis clinic fee arrangements include contracts with several payors based on fee schedules. As of June 30, 1996, enrollees of health plans under contract with Corvallis included the following:

=====================================================================================
                                Commercial   Senior     Total Number   Percent of
 Health Plan                    Enrollees   Enrollees   of Enrollees     Total
=====================================================================================
 HMO Oregon                        7,982           0         7,982         22.0
 Oregon Health Plan                4,095           0         4,095         11.3
 Pacificare of Oregon             14,428       3,088        17,516         48.4
 SelectCare                        5,509       1,100         6,609         18.3
=====================================================================================
 Total                            32,014       4,188        36,202        100.0
=====================================================================================

In terms of mix of business, 47.1% of net patient revenues were derived from capitated arrangements in 1995 and 44.7% in 1994. The remaining 52.9% in 1995 and 55.3% in 1994 were derived from PPOs, other contractual relationships, individuals, or private insurance carriers.

MEDFORD CLINIC, P.C.

Medford, headquartered in Medford, Oregon, is a multispecialty clinic that was originally formed in 1946. Medford currently employs a total of 76 physicians which serve Medford, Oregon, and the surrounding communities. Medical services offered include allergy and asthma, cardiology, dermatology, endocrinology, family practice, gastroenterology, gynecology, internal medicine, nephrology, obstetrics, oncology and hematology, otolaryngology, pediatrics, podiatry, rheumatology, surgery, urgent care, and urology. In addition to these medical services, Medford also operates the Rogue Valley Dialysis Center and the Redwood Dialysis Center and manages dialysis units at three local

AMERICAN APPRAISAL ASSOCIATES                  NATURE OF THE BUSINESSES  PAGE 7

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hospitals. As of June 30, 1996, Medford employed 288 full-time and 233 part-time nonphysician employees.

Medford owns two properties - the Redwood Dialysis Center and the Rogue Valley Dialysis Center. All other facilities are leased from third parties, some of whom are also stockholders of Medford. Medford's main administrative and clinical facility occupies approximately 61,000 square feet. In addition to this facility, Medford occupies seven other locations in the Medford, Oregon, area.

Medford provides professional health services on both a prepaid and fee-for-service basis in the greater Medford, Oregon, area. Medford contracts directly with health plans and PPOs to provide medical services to enrollees who have selected a Medford physician as their primary care provider. Under capitated and other prepaid contracts, Medford provides or arranges for all physician services, and Medford receives a fixed monthly capitation payment from health plans for each member who chooses a Medford physician. To the extent that enrollees require more care than is anticipated or require supplemental medical care which is not otherwise reimbursed by the health plans or other payors, aggregate capitation payments may be insufficient to cover the costs associated with treatment of enrollees. If such revenue is insufficient, Medford maintains stop-loss coverage which mitigates the effect of occasional high utilization of health care services. As of June 30, 1996, the following health plan enrollees were covered beneficiaries for professional services by Medford:

=====================================================================================
                                Commercial   Senior     Total Number   Percent of
 Health Plan                    Enrollees   Enrollees   of Enrollees     Total
=====================================================================================
 Good Health Plan                  1,542         632         2,174          8.9
 HMO Oregon                        7,438       2,299         9,737         39.9
 MetraHealth                       1,683           0         1,683          6.9
 ODS Health Plan                      75           0            75          0.3
 Oregon Health Plan                5,238           0         5,238         21.5
 PACC                                423           0           423          1.7
 Pacificare of Oregon              2,986         644         3,630         14.9
 QualMed                           1,240           0         1,240          5.1
 Vantage Health Services             208           0           208          0.9
=====================================================================================
 Total                            20,833       3,575        24,408        100.0
=====================================================================================

In terms of mix of revenue, 12.9% and 7.4% of net patient revenues were derived from capitated arrangements in 1995 and in 1994, respectively. The remaining 87.1% in 1995 and 92.6% in 1994 was derived through PPOs, other contractual arrangements, individuals, or private insurance carriers.

AMERICAN APPRAISAL ASSOCIATES                FINANCIAL STATEMENT REVIEW  PAGE 8

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                          FINANCIAL STATEMENT REVIEW

Our analysis of the financial statement review focuses on the consolidated results of the three Clinics that will be managed by PPI upon execution of the Agreement. No historical financial statements exist for PPI, as it is a recently formed Delaware corporation which will operate as a physician practice management company upon execution of the Agreement. Thus for the purpose of this appraisal, we were furnished with financial statements as of and for the years ended November 30, 1991 through 1995 for Corvallis and as of and for the years ended December 31, 1991 through 1995 for HealthFirst and Medford. We were furnished with audited balance sheets as of November 30, 1994 and 1995 for Corvallis and as of December 31, 1994 and 1995 for HealthFirst and Medford and audited statements of operations for the years ended November 30, 1993 through 1995 for Corvallis and for the years ended December 31, 1993 through 1995. In addition, we were provided with fiscal year-to-date statements for the seven months ended June 30, 1996, for Corvallis and the six months ended June 30, 1996, for HealthFirst and Medford. The historical financial statements for HealthFirst for the five years ended December 31, 1991 through 1995, have been aggregated by AAA by adding Metro's and SMC's historical financial statements together. These data have been reviewed with PPI and the Clinics' management and accepted without further verification as correctly reflecting the results of the business operations and the financial position of the Clinics. The consolidated results of Corvallis, HealthFirst, and Medford are presented in Exhibit A. Our discussion of the financial statements has been prepared on a consolidated basis with appropriate comments concerning each of the individual Clinics. The comparative balance sheets and income statements of HealthFirst, Corvallis, and Medford are provided in Exhibits B, C, and D, respectively. The separate financial statements for SMC and Metro for the five years ended December 31, 1991 through 1995, are also included in Exhibit B.

BALANCE SHEET

The balance sheet is used to evaluate a firm's financial position on a particular day. Our analysis of the balance sheet began with a review of current assets, which are expected cash inflows during a normal operational cycle. At June 30, 1996, the Clinics' current assets totaled approximately $28.1 million and represented 38% of total assets. Of the current assets, accounts receivable, other receivables, and cash represented the largest portions at 24%, 4%, and 6%, respectively. Accounts receivable represents payments due from payor groups such as PPOs, indemnity insurers, and the like, while other receivables represent risk-sharing payments due from prepaid health contract relationships. Typically, prepaid health plans essentially hold back a portion of the capitated payment, and it is collected based upon certain performance characteristics agreed upon by both the clinic and the prepaid health care plan. Over

AMERICAN APPRAISAL ASSOCIATES                FINANCIAL STATEMENT REVIEW  PAGE 9

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the five-year-and-six-month period, current assets have ranged from a low of 37%
in 1995 to a high of 58% in 1992. The variability in current assets is a result of the Clinics' long-term asset base increasing with either owned or capital lease property.

Long-term assets are held for more than a normal operating cycle and often consist primarily of property and equipment. A high percentage of property and equipment is generally indicative of high fixed costs and correspondingly high operating risk. Net property and equipment represented approximately 60% of total assets as of June 30, 1996. Net property and equipment consisted primarily of owned land and buildings, leasehold improvements, furniture and equipment, and facilities under capital lease. Gross property and equipment increased from approximately $16.0 million in 1991 to $63.0 million as of June 30, 1996. Net property and equipment as of June 30, 1996, is approximately 29% depreciated, indicating relatively new assets. During the year ended November 30, 1995, Corvallis entered into a joint venture agreement with Good Samaritan Hospital to form a limited liability company to manage Corvallis' buildings and real properties and to serve as a vehicle for financing future property expansion for Corvallis. Additionally, SMC signed a capital lease with LLC in June 1995 for the Gateway facility.

Other long-term assets have ranged from a high of 12% in 1992 to a low of 2% in 1994, 1995, and 1996. As of June 30, 1996, other long-term assets include loan fees, goodwill, investments in related parties, and organizational expenses. Throughout 1994 and 1995, SMC recorded notes receivable for various payments made on behalf of LLC. The note includes monthly installments of both principal and interest. Additionally, Corvallis holds a one-third interest in Corvallis MRI, a partnership organized in 1988 which owns and operates a magnetic resonance imaging ("MRI") scanner. The MRI unit is housed in facilities leased from Good Samaritan Hospital, another partner, and is operated by Corvallis Radiology, P.C., the third partner. Corvallis uses the equity method to account for this investment.

Liabilities represent claims against assets. To avoid insolvency, a firm should try to match asset and liability maturities. Current assets should be sourced with short-term liabilities, while long-term assets should be sourced with long-term liabilities. Over the five-year-and-six-month period, the Clinics' current assets exceeded current liabilities in each of the six periods analyzed. Current liabilities represented about $29.2 million or 39% of total assets as of June 30, 1996. The majority of current liability accounts include accrued health care, accrued compensation, deferred income tax, and notes and current debt as of June 30, 1996. In prior periods, accrued compensation represented the largest current liability account, and it ranged from a low of 9% of total assets in 1995 and 1996 to a high of 22% of total assets in 1991.

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Long-term liabilities include deferred taxes, long-term debt, capital lease obligations, professional liability insurance, deferred compensation, and miscellaneous expenses. As of June 30, 1996, long-term debt represented 12% of total assets, capital lease obligations represented 24% of total assets, professional liability insurance represented 2% of total assets, deferred compensation represented 6% of total assets, and miscellaneous expenses represented 1% of total assets. The major increase in long-term capital lease obligations from $246,000 in 1994 to $17.8 million in 1995 relates to the capital lease on the Gateway facility. The Corvallis properties associated with the joint venture agreement with Good Samaritan Hospital have been accounted for under the financing method due to the continuing involvement of Corvallis in the assets through its ownership interest in the limited liability company. The Clinics maintain claims-made professional liability insurance policies. Accruals for outstanding claims and the associated deductibles are made in the period in which the event becomes known. The Clinics' professional liability insurance account includes an actuarial estimate of the future liability for claims not made prior to the end of the year. Deferred compensation relates to both Corvallis and HealthFirst. Corvallis provides compensation to eligible stockholders who retire based upon average stockholder income for the first three years following retirement. Physician/shareholder retirees who have 20.5 years of service and attain age 65 while in service with Corvallis are eligible to receive deferred retirement compensation. Additionally, in February 1996, HealthFirst established a bonus compensation plan for eligible employees. Employees are vested after five years of employment, and the total payout is approximately $5.25 million over a period of eight years. As of June 30, 1996, miscellaneous expenses at approximately $1.0 million primarily consist of an obligation related to the financing of HealthFirst Properties, LLC.

The Clinics' stockholders' equity account has ranged from a low of $8.6 million in 1991 to a high of $15.2 million in 1994. In 1995, stockholders' equity declined as a result of negative earnings, and the Clinics' stockholders' equity declined further as of June 30, 1996, as a result of negative earnings at HealthFirst due to the expensing of a portion of the physicians' bonus.

COMPARATIVE INCOME STATEMENT

The Clinics' total operating revenues have increased from approximately $59.8 million in 1991 to $131.2 million in 1995, a 21.7% compounded annual growth rate. Based on the first six months of 1996 annualized, the Clinics' total operating revenues are estimated at $146.5 million, an 11.6% increase over 1995. In terms of mix of total operating revenue, fee-for-service revenue increased from $39.1 million in 1991 to $81.5 million in 1995, a 20.2% compounded annual growth rate. Fee-for-service revenue is shown net of contractual allowances. Contractual allowances in recent years have remained relatively constant at about 20% to 23% of gross fee-for-service revenue. For 1996, on an annualized basis, fee-

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AMERICAN APPRAISAL ASSOCIATES               FINANCIAL STATEMENT REVIEW  PAGE 11

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for-service revenue will approximate $86.4 million or a 6.0% increase over 1995.
Over the analyzed period, prepaid health care revenue continues to represent a larger percentage of total operating revenue. Prepaid health care represented 34.7% of total operating revenue in 1991 and represented 41.0% of total operating revenue for the six months of 1996 ending June 30, 1996. Prepaid health care increased from approximately $20.7 million in fiscal 1991 to $49.7 million in 1995, a compounded annual growth rate of 24.3%. In terms of business mix, each of the Clinics is unique as to whether its revenue mix is more fee-for-service of more prepaid health care. As of June 30, 1996, Medford derived 83.7% of its revenue from fee-for-service business, HealthFirst derived 52.9% of its revenue from fee-for-service, and Corvallis derived 45.2% of its revenue from fee-for service.

The Clinics nonphysician operating expenses excluding depreciation and amortization include purchased medical services; salaries, wages, and benefits; medical and office supplies; general and administrative expenses; provision for uncollectable accounts; and lease and rent expense. Total nonphysician operating expenses excluding depreciation have ranged from a low of 62.5% of total operating revenues in 1991 to a high of 73.0% for the six months ending June 30, 1996. In general, expenses have increased as a percent of revenue over the analyzed period with the exception of lease and rent expense, and purchased medical services.

Purchased medical services represent the second largest category of nonemployee and nonstockholder expenses. These expenses relate to the prepaid health care stream of revenue. Essentially, these expenses are the fees paid to outside providers. Purchased medical services have ranged from a high of 14.1% of total operating revenue in 1992 to a low of 9.8% in 1994. As a percent to prepaid health care revenue, purchased medical services have varied from a low of 26.1% in 1994 to a high of 39.3% in 1991. On average, purchased medical services as a percent to prepaid health care revenue was 33.1% over the six periods analyzed.

Salaries, wages, and benefits represent the largest category of nonphysician operating expenses. Over the analyzed period, this expense category has been increasing as a percent to total operating revenue. Salaries, wages, and benefits represented 27.9% of net revenue in 1991 and 30.5% in 1995. However, salaries, wages, and benefits as a percent of total operating revenue was 34.6% for the first six months of 1996.

Medical and office supplies have shown an upward trend over the analyzed period. These expenses have increased from a low of 7.6% of total operating revenue in 1991 to a high of 11.3% in 1995. For the first

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six months of 1996, medical and office supplies have declined and represented
10.8% of total operating revenue.

General and administrative expenses include expenses such as malpractice insurance, medical transcription services, legal fees, and accounting fees. This expense category as a percent to total operating revenue has been somewhat variable over the analyzed period with no particular trend. These expenses have averaged 9.5% of total operating revenue over the analyzed period with a low of 8.5% in 1992 and a high of 10.5% in 1995.

Provision for uncollectable accounts as a percent to total operating revenue has varied from a low of 2.1% in 1991 to a high of 3.0% in both 1994 and 1995.

Lease and rent expense includes payments for facility space and equipment. This expense category has declined slightly over the analyzed period as a percent to total operating revenue. Lease and rent expense as a percent to total operating revenue was 2.3% in 1991 and 1.9% for the six months ending June 30, 1996.

Compensation to providers expense was $37.9 million in 1995 or 28.9% of total operating revenue. Over the five-year-and-six-month period, provider expenses have varied from a low of 26.2% of total operating revenue to a high of 32.5% of total operating revenue. As exhibited by the financial statements, overall provider compensation has historically been based on profits after nonphysician and interest expense. Per conversations with management, physicians are most often paid a fixed salary, and at year-end, bonuses are distributed. Based on an analysis of the financial statements, total provider compensation including bonus payments was historically set to minimize pretax profits at year-end. This type of compensation system is quite common for multispecialty clinics such as the Clinics.

Earnings before depreciation, interest, taxes, and amortization ("EBITDA") has ranged from a low of a -0.2% of total operating revenue for the six months ended June 30, 1996, to a high of 7.4% in 1993. On a historic basis, each of the Clinics provided the following percentage of EBITDA:

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===============================================================================
     Clinics                   1995     1994     1993     1992     1991
                                (%)      (%)      (%)      (%)      (%)
===============================================================================
     HealthFirst                12.7    71.8     37.7     46.9     78.6
     Medford                   119.8    23.8     12.7     38.4     39.0
     Corvallis                 -32.5     4.4     49.6     14.7    -17.6
===============================================================================
     Total                     100.0   100.0    100.0    100.0    100.0
===============================================================================

As seen above, no clinic in particular has consistently provided a majority of the consolidated EBITDA over the analyzed period.

Other expense/(income) of over the analyzed period includes interest income and other nonoperating expenses/(income) relates to miscellaneous expenses and net earnings or losses in investments that are reflected on the balance sheet under the equity method. On a consolidated basis, other expense/(income) and other nonoperating expense/(income) has ranged from a -0.1% of net revenue in 1992 to a high of a -0.3% in 1995.

Net income of the Clinics was -$1.8 million for the six months ended June 30, 1996, and -$2.0 million in 1995 compared to positive earnings for each of the four years ended December 31, 1991, through fiscal 1994. As a percent to revenue, net income has ranged from a low of a -2.5% of total operating revenue to a high of 2.7% of total operating revenue. As previously discussed, the Clinics, for the most part, have traditionally employed a strategy to minimize profits by paying bonus compensation to physicians at year-end.

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AMERICAN APPRAISAL ASSOCIATES                         FINANCIAL PROFILE  PAGE 14
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                                FINANCIAL PROFILE


Selected financial statistics for the Clinics are presented as follows:


                                  Liquidity and Leverage
              --------------------------------------------------------------

Fiscal        Current            Long-Term              Total-Liabilities-
Year           Ratio        Debt-to-Equity Ratio       To-Total-Assets Ratio
-----         ------        -------------------        ---------------------

1995           1.0                 74.6                         80.9

1994           1.2                103.5                         73.6

1993           1.3                 96.5                         71.9

1992           1.3                 64.4                         70.4

1991           1.3                 75.2                         70.8



                         Activity
              --------------------------------
Fiscal          Days of          Total Assets
Year          Receivables          Turnover
-----         -----------        ------------
1995            58                   1.9

1994            72                   2.0

1993            78                   1.9

1992            73                   2.0

1991            69                   2.0


                        Profitability
             ------------------------------------------
Fiscal        Return on               Return on
Year        Total Assets         Stockholders' Equity
------      ------------           --------------------
1995           -2.8                     -14.9

1994            2.1                       8.1

1993            5.0                      17.7

1992            4.3                      14.5

1991            2.2                       7.6


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As shown above, the Clinics' liquidity ratios have declined over time. The
Clinics' current ratio was 1.3 in 1991 compared to 1.1 in fiscal 1995. Long-term debt-to-equity has been variable ranging from a low of 64.4% in 1992 to a high of 103.5% in 1994. Long-term debt excludes capital lease obligations. Additionally, total liabilities as a percent to total assets indicate a significant portion of liabilities. The Clinics' activity ratios indicate an average collection period for all receivables of about 70 days for the five-year period. Total asset turnover has remained relatively constant at about 2.0 over the five-year period. The Clinics' profitability ratios indicate that profitability has been quite variable over the analyzed period with return on assets ranging from a high of 5.0% in 1993 and a low of -2.8% in 1995. Return on stockholders' equity has been just as variable with a range of -14.9% to 17.7%.



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AMERICAN APPRAISAL ASSOCIATES                    VALUATION INTRODUCTION  PAGE 16
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                          VALUATION INTRODUCTION

The purpose of this appraisal is to express an opinion as of June 30, 1996, of the fair market value under the premise of continued use of the aggregate intangible assets, the personal property assets, and the business enterprise of PPI.

The term Fair Market Value has been previously defined and might also be expressed as the amount at which ownership of the enterprise would be justified by a prudent investor.

The appraisal process included consideration of relevant factors affecting the operations of the business and its ability to generate future investment returns. The factors examined in this appraisal included, but were not limited to, the following:

     History of the Clinics from their inception and the nature of the enterprises

     Financial condition of the organization and its book values

     Historical revenues and earnings of the Clinics

     Specific economic and competitive elements affecting the Clinics, its industry, and its markets

     Anticipated operating results

     Dividend-paying capacity of the enterprise

     Present worth of future monetary benefits based upon appropriate rates of return as indicated by alterative investment opportunities of comparable magnitude, character, and risk

     Comparative analysis of the financial condition and operating results of the Clinics adjusted to a PPI management agreement format with those of publicly owned corporations engaged in similar lines of business activity

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AMERICAN APPRAISAL ASSOCIATES                    VALUATION INTRODUCTION  PAGE 17
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     Current and historical relationships between the reported stock prices and earnings levels of selected publicly traded companies

     Balance sheet historical costs for certain assets and liabilities and the likelihood of receiving value in a continued-use scenario for these assets or being obligated to pay liabilities in a continued-use scenario

There are three traditional approaches to value: the income, market, and cost approaches. In an income approach, value is dependent on the present worth of future economic benefits to be derived from ownership. Value indications are developed by discounting future net cash flows available for distribution to their present worth at market-based rates of return.

Value estimates are established in a market approach by an analysis of recent sales or offerings of comparable investments. When applied to the valuation of common stock, consideration is given to the financial condition and operating performance of the company being appraised relative to those of publicly traded companies in the same lines of business and thought to be subject to corresponding economic, environmental, and political factors.

The cost approach considers the value of property to a knowledgeable, prudent investor to be that amount currently required to assemble an asset of equal utility. As applied to the valuation of common stock, the cost approach calls for a summation of the fair market value of the assets and a reduction of that aggregate by the total of the company's liabilities.

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AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 18
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                  VALUATION OF THE BUSINESS ENTERPRISE

Each of the approaches described in the preceding section may be used to develop an indication of the fair market value of the business enterprise; however, the appropriateness of these approaches varies with the type of business being appraised. For asset-rich companies, such as real estate holding companies and natural resource companies, the underlying assets are the key elements in the success of the enterprise. As a result, the cost and income approaches would generally provide the best indications of value since these approaches would emphasize the current value of the assets and their long-range earnings power. For manufacturing companies, the income and market approaches would generally be most appropriate because the value of these firms is dependent more on their ability to generate earnings than on the value of assets used in production.

In addition, these value indications could require modification to reflect the rights of the holder. Where the interest appraised represents control, a premium would most likely be recognized over the value of the shares on a minority basis. Where the shares are those of a closely held company, the lack of a market and the illiquid nature of the investment would be recognized by a discount, a reduction in the indicated as-if-publicly-traded value. Other adjustments could be required to recognize the presence of nonoperating assets or the absence of required working capital, necessitating an increase or decrease in the overall business enterprise value.

Indications of the fair market value of PPI's business enterprise were developed using both the income and market approaches to value. The cost approach was not utilized as it is most often not used for an ongoing business enterprise and is dependent upon the earnings of the enterprise.

INCOME APPROACH

The income approach explicitly recognizes that the current value of an investment is premised upon the expected receipt of future economic benefits, such as cost savings, periodic income, or sale proceeds. In the appraisal of a business enterprise, indications of value are developed by discounting future debt-free net cash flows available to providers of the invested capital to their present worth at a rate that reflects both the current return requirements of the market and the risks inherent in the specific investment. A debt-free approach avoids the possibly distortive effects of debt and debt service, thereby reflecting the true earning power of the enterprise.

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AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 19
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The discounted cash flow analysis of the income approach to valuation used for PPI utilized a net debt-free cash flow stream, defined as cash flow free of long-term debt charges and net of requirements for future working capital, capital expenditures, cash for acquisitions, and bonus payments. Anticipated depreciation and amortization expense is then added to the projected debt-free net income to arrive at debt-free cash flows.

PROJECTIONS - A forecast of operating results for the fiscal years ending December 31, 1996 through 2001, was provided by PPI management. This forecast was prepared in conjunction with PPI's filing with the Securities and Exchange Commission in order to prepare for an initial public offering of the stock. This forecast shows aggressive revenue growth when compared to the historical results due to acquisition growth. However, the revenue forecast for the Clinics' existing business is very conservative in that no future growth is expected. In regard to margins, PPI has utilized the Clinics' consolidated results for fiscal 1995 and the first six months of fiscal 1996 as the basis for the future. Given the potential synergies that should exist with a merger of the Clinics, the overall margins were relatively conservative in nature.

Total prepaid and fee-for-service revenues for 1996 are projected at $146.3 million, an 11.5% increase over 1995 results. Prepaid health care is projected at $56.4 million, and fee-for-service revenue is projected at $89.9 million. Other revenue of $1.35 million in 1996 represents PPI's interest in miscellaneous investments such as Corvallis' one-third interest in an MRI operation. For the fiscal year ending December 31, 1996, PPI has forecasted no acquisitions of other physician practices. For fiscal 1997, total operating revenue increases 29.7% as a result of the estimated acquisition of 69 physicians. Beyond 1997, total operating revenue is anticipated to increase at approximately a 24.0% annually compounded rate due to acquisitions. Over the five-year period, the physician base is estimated to increase to 836, an increase of 564 physicians over the number of physicians as of the valuation date.

Provider compensation has been deducted from total operating revenue to derive net revenues in the model to account for how PPI will be operated in the future. PPI's net revenue will be shown net of provider compensation expense. According to the management agreements with each of the Clinics, PPI will receive 16% of profit. Profit is calculated as follows in the model presented in Exhibit E: total operating revenues less total operating expenses less depreciation and amortization less interest expense plus interest income. Therefore, provider compensation in the future is both a function of revenues and expenses. Provider compensation differs in our model versus the PPI-prepared model as PPI forecasted provider compensation at 27.96% of total operating revenues in 1996 and 25.3% thereafter. The PPI-provided projection is based on a historic look at the Clinics and does not take into account the

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AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 20
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management agreements. Essentially, the PPI model is a pro forma of the business excluding the impact of the management agreement. The model as presented in Exhibit E was discussed with PPI management and agreed upon that this model more closely reflects the future operations. The PPI projection also includes $4.0 million in additional provider expenses in 1996 to take into account some of the $5.25 million HealthFirst bonus which will be paid over an eight-year period. AAA has provided for this cash outflow on an after-tax basis as a separate line item in the model.

Operating expenses include purchased medical services; clinic; salaries, wages, and benefits; medical and office supplies; general and administrative expenses; and lease and rent expense. Unlike the audited financial statements, the model reflects provision for uncollectable accounts directly in the fee-for-service revenue forecasted number versus as a separate expense item. Total purchased medical services as a percent of prepaid revenue over the forecasted period range from 29.7% to 30.3% compared to 29.7% over the past three years ending December 31, 1995. Salaries, wages, and benefits have been projected at approximately 34.4% of total operating revenues in the PPI provided model. This compares to an average rate of 29.7% rate for the Clinics over the past five years ending December 31, 1995. Medical and office supplies represent 10.4% of total operating revenues in 1996 and 10.0% thereafter. On a historic basis, medical and office supplies have escalated as a percent to total operating revenues and have averaged 10.8% over the three years ending December 31, 1995. General and administrative expenses are projected at $16.7 million in fiscal 1996 or 11.0% of total operating revenue and 9.3% of total operating revenue beyond 1996. For 1996, PPI has included an additional $2.0 million in expenses to reflect certain one-time start-up costs associated with PPI. The Clinics' historical general and administrative expenses as a percent to total operating revenues have averaged 9.4% over the past five years ending December 31, 1995. Lease and rent expense is projected to remain constant at 2.0% of total operating revenue which is relatively consistent with the Clinics' 2.1% over the past five years. In aggregate, total operating expenses as a percent to total operating revenues decline from 69.1% in fiscal 1996 to 66.1% in fiscal 2001.

Depreciation and amortization was forecasted by PPI management. Depreciation assumes that the existing buildings are depreciated over a 40-year life and equipment over a five-year period. Amortization relates to the goodwill associated with the acquisition of physician practices in years 1997 to 2001.

Capital expenditures are projected at $2.75 million in fiscal 1996 and grow to $8.39 million in fiscal 2001. PPI management has assumed that each physician will require $10,000 of capital spending per

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AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 21
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year. In addition to these capital expenditures, PPI will also acquire property and equipment in its acquisition of physician practices.

Working capital requirements were forecasted at 9.5% of total revenue, and this rate is relatively consistent with PPI's forecast. PPI's forecast calculated working capital requirements at between 7.5% and 10.5% excluding interest-bearing current liabilities. AAA has used the average of PPI's variable rates over the six-year period. A rate of 9.5% is also not significantly different than the Clinics' five-year average for the period ending December 31, 1991 through 1995.

In regard to acquisitions, our debt-free cash flow model represents PPI's estimate of future cash outlays for acquisitions. In total, PPI estimates that the purchase price for acquisitions will be $20.8 million, $25.2 million, $31.3 million, $39.2 million, and $49.2 million for the fiscal years 1997, 1998, 1999, 2000, and 2001, respectively. PPI forecasts that 65% of the acquisition price will be paid in cash, 15% in debt, and 20% in equity.

The net cash outflow associated with the $5.25 million HealthFirst bonus was calculated on an after-tax basis assuming a 38% tax rate. The model assumes that the HealthFirst bonus will be paid in eight equal annual installments of $656,000 or $407,000 on an after-tax basis.

DISCOUNT RATE - The discount rate applied to PPI's debt-free net cash flows for Periods 1 through 6, and the terminal values were based on the weighted average cost of capital ("WACC") analysis. In determining the correct discount rate utilizing the WACC analysis, consideration was given to an analysis of short-term interest rates, the yields of long-term corporate and government bonds, and other alternative instruments, as well as to the typical capital structure of the companies in the industry.

As the cash inflows and outflows were projected on a debt-free basis, the discount rate applied was weighted to incorporate the rates of return currently required by all suppliers of capital. Because the optimum debt ratio for a specific firm cannot be calculated and because the purpose of the appraisal was to value the business to any willing buyer, the discount rate developed was based on the average capital structure of firms in the industry under review.

Since 1977, the Financial Analysts Research Foundation has published various studies of historical data on security market returns. The latest study, Ibbotson and Sinquefield's Stocks, Bonds, Bills, and Inflation: The Past and Future, included a statistical examination of six basic series: common stocks, small capitalization common stocks, long-term U.S. government bonds, U.S. Treasury bills, and

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inflation. This study computed total rates of return reflecting capital gains and dividends or interest income for each series. It demonstrated that investments in common stocks, as represented by Standard & Poor's Composite Index, have provided the following return premium over the benchmark government issues since 1926:

                                             Arithmetic Mean
                                             ---------------
     Common Stock Return Premium Versus
       Long-Term U.S. Government Bonds            7.0%

In addition, a comparison was made between historical returns on investments in New York Stock Exchange ("NYSE") stocks in general and on investments in small capitalization stocks - those making up the fifth quintile of the NYSE. The results of this comparison indicated that returns on small capitalization stocks listed on the NYSE have historically been about 5.2% greater than the returns on investments in NYSE stocks taken as a whole.

Employing the above data, the discount rate is calculated to be 19.0% as shown in Exhibit F. Thus, a discount rate of 19.0% was utilized to present value PPI's debt-free cash flows for Periods 1 through 6 and the terminal values.

TERMINAL VALUES - Terminal values were derived by applying market multiples to various earnings streams of PPI in Period 6 and discounting the terminal value to present value with the selected 19.0% discount rate. This approach made use of market price data of stocks of corporations engaged in the same or similar line of business as that of PPI. Stocks of these corporations are actively traded in a public, free, and open market, either on an exchange or over-the-counter basis. Although it is clear that no two companies are alike, the only restrictive requirement imposed by the guideline company technique is that the corporations selected as guideline companies be engaged in the same or similar business. The following were selected as guideline companies because their characteristics were most like those of PPI, and their performance is, to some extent, subject to the same economic factors:

     CAREMARK INTERNATIONAL, INC.
     Caremark International, Inc., is a leading provider of health care services in the United States and overseas. Its affiliated physician organizations are large, multispecialty group practices located in six major metropolitan markets. These networks, which are affiliated with 1,604 physicians, provide care to more than 1,000,000 people, 663,000 of whom are in prepaid health plans. In addition to its PPM business, the company helps care for

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     millions of people through its pharmaceutical services, disease management, and international services, using clinical expertise and advance technology to improve patient care and manage health care costs.

     FPA MEDICAL MANAGEMENT, INC.
     The company is a national health care management service organization which organizes and manages primary care physician networks which contract with HMOs and other prepaid health insurance plans to provide physician and related health care services to enrollees. The company's affiliated professional corporations affiliate with or employ primary care physicians in certain states to provide medical services on a patient-by-patient basis in those states. The company and the professional organizations are responsible for managing all covered medical care for each enrollee in exchange for a fixed monthly payment.

     INPHYNET MEDICAL MANAGEMENT, INC.
     The company's business consists primarily of managing physicians and other medical personnel for its two divisions: (i) the Hospital Physician Services, through which the company delivers emergency medicine, radiology, primary care, and other hospital-based physician services under contracts with hospitals; and (ii) the Capitated Medical Services, through which the company manages the delivery of comprehensive medical services under contracts primarily with HMOs and various state and local correctional institutions and the delivery of fee-for-service medical services through primary care practices and home health agencies.

     MEDPARTNERS/MULIKIN, INC.
     The company develops integrated health care delivery networks in selected geographic areas through affiliation with locally prominent physician practices. The company targets highly productive physicians with significant shares of their markets and reputations among patients, payors, and peers for providing quality medical care. The company acquires the operating assets of these practices and contracts with the physicians for the provision of all medical care in exchange for a fixed percentage of practice revenues.

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AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 24
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     PHYCOR, INC.

     The company is a physician-driven medical management company that acquires and operates multispecialty medical clinics and develops independent practice associations ("IPA"). The company owns and operates 24 clinics with approximately 1,200 physicians in 15 states and manages IPAs with approximately 3,000 physicians in nine markets. The company's IPAs provide capitated medical services to approximately 133,000 members, including approximately 25,000 Medicare members. The company's objective is to organize physicians into professionally managed networks that assist physicians in assuming increased responsibility for delivery of cost-effective medical care while attaining high-quality clinical outcomes.

Based on an analysis of the guideline companies in terms of business line and history, profitability and performance, and growth in comparison to the consolidated results of the Clinics and restated to a PPI format where a 16% management fee would have been taken historically, the guideline companies were weighted as follows in selection of the market multiples:

               Caremark International, Inc.             25.0%
               FPA Medical Management, Inc.             15.0%
               InPhyNet Medical Management, Inc.        20.0%
               Medpartners/Mulikin, Inc.                15.0%
               Phycor, Inc.                             25.0%


A more detailed analysis of the weighting process is presented in Exhibit G. Ratios presented in this exhibit for PPI are shown as if the Clinics operated with a management fee historically in order to make a meaningful comparison to the guideline companies.

The five guideline companies latest twelve month invested capital to revenue, EBDITA, and earnings before interest and taxes ("EBIT") multiples were used as a basis to derive multiples for PPI. The weighted multiples as shown in Exhibit E were adjusted for risk, growth, and profitability. As was the case with the weighting process of the guideline companies, adjustments were made based on a restatement of the consolidated results of the Clinics to a PPI format in which a management fee would have been charged historically. Per Exhibit H, an overall "C" factor adjustment of 70% was applied to the indicated market weighted multiples to account for PPI's smaller size, inferior growth, and similar profitability.

AMERICAN APPRAISAL ASSOCIATES   VALUATION OF THE BUSINESS ENTERPRISE  PAGE 25
_____________________________________________________________________________


PPI's indicated invested capital values based on operating revenue, EBDITA, and EBIT multiples were weighted to conclude an invested capital value of $90,478,000. The multiple for operating revenue was weighted 50%, and both the EBDITA and EBIT multiples were weighted 25%. More weighting was applied to operating revenues as PPI has not operated historically and the pro-forma projection has not taken into account any synergies.

Since the market-derived multiples inherently reflect the aggregate opinion of minority investors due to the very nature of stock market transactions, and the pro-forma projection prepared by PPI does not reflect any synergy, it was necessary to adjust the minority-indicated invested capital value to a majority-indicated invested capital value. This movement from minority to majority was accomplished by applying a 25% premium for control to the concluded invested capital. A control premium of 25% was derived from an analysis of equity premiums offered in the health service industry. Mergerstat Review was the source of acquisition data for the period 1991 through 1995.

CONCLUSION - Based on the preceding discussion of the valuation process, the indicated fair market value of the PPI business enterprise using the income approach is concluded at $113,100,000, as shown in Exhibit E.

MARKET APPROACH
GUIDELINE TRANSACTION TECHNIQUE - The guideline transaction technique of the market approach provides an indication of value by obtaining market multiples from the prices at which companies in the aggregate are being acquired in the marketplace.

We have identified transactions of multispecialty and physician practices which have been acquired or are in the process of being acquired. In our search for transaction data, we concentrated on either primary care or multispecialty physician practices with transactions occurring during 1995 or early 1996. Transaction data were provided by Irving Levine Associates, Inc., and The Goodwill Registry 1996.

Due to the complexity of physician practice acquisitions, a proper analysis of the guideline market data should include such factors as motivation of the buyer and seller; financing arrangements; property location, age, condition, and physical characteristics of these facilities; and judgments concerning management, net operating income, and potential earnings. Much of this information is not readily obtainable and is considered proprietary between buyers and sellers. Accordingly, the market data presented must be considered only in a broad sense, providing the general limits or range within which

AMERICAN APPRAISAL ASSOCIATES   VALUATION OF THE BUSINESS ENTERPRISE  PAGE 26
_____________________________________________________________________________


physician practices of a particular size and quality should reasonably transfer in the currently competitive market.

The first benchmark was to analyze the price paid on a per-physician basis. In this approach, we viewed physicians as a common economic unit, capable of generating a certain level of profits. Thus, the value per physician would be comparable. Institutions forming networks or physician practice management companies often view doctors in this manner as they believe that it is possible to generate similar levels of profits at a given practice by controlling patient volume or throughput as way as expenses. Since many networks have a known level of patients and can steer a set number of patients to a specific medical practice, it is possible to control many of the variables affecting profitability. Thus, each physician can be viewed as a common economic unit. In order to derive an applicable price per physician, AAA reviewed Irving Levine Associates, Inc.'s, publication entitled "The Physicians Medical Group Acquisition Report," First Edition. A total of 77 transactions were reviewed in which the following data were available - target company, acquirer, number of physicians, purchase price, and latest annual revenue. From these data, AAA selected 42 transactions in which the acquirer is in the process of acquiring multispecialty or primary care-type practices. A summary of the data analyzed is presented in Exhibit I. From these data, AAA was able to determine the average and median price paid per physician, as well as the average and median price to revenue multiplier for each of the acquisitions. Based on the wide variability in data, it was determined that the median price per physician was a better indicator of value. Based on a median price per physician of approximately $380,000 and a physician base of approximately 270 physicians, the business enterprise value of PPI was calculated as follows:

_____________________________________________________________________________

                                 Number of       Price Per         Business
                                Physicians       Physician        Enterprise
                                                    ($)               ($)
                                __________       _________        ___________

The Clinics                        270            380,000         102,600,000
_____________________________________________________________________________


A listing of the physicians and specialties employed of each of the Clinics is presented in Exhibit J.

The second benchmark to apply to the Clinics' 1995 financial results was to determine the revenue multiplier paid for the various medical practices from the 42 transactions analyzed from the Irving Levine Associates, Inc., data. Based on correlating the prices paid for the business enterprise of each practice and the practices most recent annual net revenue, we were able to derive the revenue multipliers for most of the transactions. A summary of the revenue multipliers for the 42 analyzed transactions is presented in Exhibit I. Based on the data analyzed, the prices paid ranged from a revenue multiplier at

AMERICAN APPRAISAL ASSOCIATES   VALUATION OF THE BUSINESS ENTERPRISE  PAGE 27
_____________________________________________________________________________


the low end of 24.0% to a high of 323.0%. Additionally, the average of the revenue multipliers was 78.0%, and the median was 72.0%. Based on a median revenue multiplier of 0.72, the business enterprise value of PPI was calculated as follows:

______________________________________________________________________________

                               1995 Net         Revenue       Business
                                Revenue       Multiplier     Enterprise
                                  ($)                            ($)
                              ___________     __________      __________
  The Clinics                 131,211,000        0.72         94,472,000

______________________________________________________________________________

In addition to analyzing transactions from the Irving Levine Associates, Inc., data, AAA utilized The Health Care Group's publication entitled "Goodwill Registry 1996." We reviewed the publication in order to analyze transactions for multispecialty practices. We analyzed 12 transactions of multispecialty practices that occurred during the period 1992 through 1995. From these data, we were able to derive the gross revenue multipliers for the various medical practices. A summary of the data that includes location of practice, clinic gross revenue, clinic purchase price, and computed gross revenue multiplier is presented in Exhibit K. Based on the data, the average revenue multiplier excluding the high and low of the transactions was 62.0%, and the median gross revenue multiplier was 64.0%. Based on a median gross revenue multiplier of 64.0%, the business enterprise value of PPI was calculated as follows:

__________________________________________________________________________________________________

                                          Discounts
                            1995 Net         and           Gross          Revenue        Business
                            Revenue      Allowances       Revenue        Multiplier     Enterprise
                             ($)            ($)             ($)                             ($)
                          ___________    __________      __________       __________    ___________
The Clinics               131,211,000    21,998,000      153,209,000         0.64        98,054,000
__________________________________________________________________________________________________


The third benchmark to apply to the Clinics' financial results was to isolate goodwill attributable to various market transactions. Based on an analysis of the Goodwill Registry 1996, we were able to determine the ratio of goodwill as a percent of revenue for 34 medical specialties for the period 1987 to 1996. A summary of the medical specialties, the average and median goodwill, and a weighted average and weighted median based on the number of the Clinics' physicians is presented in Exhibit L. Applying approximately the median to the Clinics gross revenue for 1995 indicates goodwill and business enterprise as follows:

AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 28
________________________________________________________________________________

                                                                       Net           Fair Market
                      Gross          Goodwill       Indicated        Working            Value           Business
                      Revenue        Multiplier      Goodwill        Capital           of Assets       Enterprise
                        ($)                            ($)             ($)               ($)               ($)
                    ___________      __________     _________       _________        ___________       ___________
The Clinics         153,209,000        0.30        45,963,000       8,762,000        40,000,000        94,725,000

________________________________________________________________________________________________


The fair market value of the assets of $40.0 million indicated above includes approximately $16.2 million of personal property assets appraised by AAA and a fair market value indication of approximately $23.8 million for the real property assets. The fair market value of the real property assets was provided by management of PPI, and these data have been accepted as correctly reflecting the fair market values of the real property.

Based on the preceding discussion of the valuation process under the guideline transaction technique, the indicated fair market value of PPI's business enterprise was concluded as follows:

______________________________________________________________________________
                                    Business                         Weighted
Transaction Source                 Enterprise          Weight       Conclusion
                                       ($)               (%)            ($)
__________________                 __________         _______       __________

Irving Levine Associates, Inc.
 Price Per Physician               102,600,000           25         25,650,000
 Revenue Multiplier                 94,474,000           25         23,618,000
______________________________________________________________________________
Goodwill Registry 1996
 Revenue Multiplier                 98,054,000           25         24,514,000
 Goodwill Multiplier                94,725,000           25         23,681,000
______________________________________________________________________________

Total                                                               97,463,000
______________________________________________________________________________



In conclusion, the guideline transaction technique of the market approach indicated a business enterprise value of $97.5 million for PPI as of June 30, 1996.

CORRELATION AND CONCLUSION

Both the income and market approaches were applied to value the PPI business enterprise. It is concluded that both approaches provide an appropriate indication of value. Given the PPI pro-forma projection and the guideline transaction data, it was deemed that each approach would be weighted equally. Therefore, a weighted indication of value is developed as follows:

AMERICAN APPRAISAL ASSOCIATES      VALUATION OF THE BUSINESS ENTERPRISE  PAGE 29
________________________________________________________________________________


                           Concluded                             Weighted
  Approach                    Value            Weight        Conclusion Value
                               ($)               (%)                ($)
  ________                ___________          ______        ________________

  Income                  113,100,000             50           56,550,000
______________________________________________________________________________

  Market                   97,500,000             50           48,750,000
______________________________________________________________________________

  Concluded                                      100          105,300,000
                                                          Say 105,000,000
________________________________________________________________________________

AMERICAN APPRAISAL ASSOCIATES VALUATION OF THE PERSONAL PROPERTY ASSETS  PAGE 30

                    VALUATION OF THE PERSONAL PROPERTY ASSETS

The operating assets of PPI included in this valuation consist of the personal property of the Clinics. The personal property consisted primarily of medical equipment, office furniture, office equipment, computer equipment, and licensed vehicles. AAA did not visit the various locations to verify the existence of the assets and to gather information relative to condition and utility. Additionally, AAA was not retained to value any of the real property associated with the Clinics.

For our investigation, we included only the assets listed in the furnished fixed asset records as of June 30, 1996. Excluded from our investigation were real property, rented property, personal property of the staff, vendor-supplied equipment, and any other assets not on the fixed asset ledgers.

To develop our opinions of value, we considered the three generally accepted approaches to value - the cost approach, the sales comparison (market) approach, and the income capitalization approach - which were discussed previously in this report. In the course of our investigation, we accepted property records furnished by HealthFirst, Corvallis, and Medford as properly describing the assets to be appraised, their acquisition dates, and their original costs. These data were used to develop their cost of reproduction new. After adjustments to the furnished records based on our observations, the balance of the information, although not subject to detailed verification, was accepted as reasonably representing the facts.

Our investigation indicated that the fair market value under the premise of continued use of the personal property to be as follows:

                                                         HealthFirst
                                                  _________________________

                                    Corvallis       Metro            SMC         Medford
                                       ($)           ($)             ($)            ($)
                                    _________     _________       _________      _________
  ________________________________________________________________________________________
  Leasehold Improvements                    0     2,108,000         415,000        335,000
  Equipment and Furniture           3,362,000     2,644,000       1,345,000      2,863,000
  Computer Equipment                1,273,000       710,000          69,000        910,000
  Licensed Vehicles                    24,000        81,000               0         21,000
  ________________________________________________________________________________________
  Total                             4,659,000     5,543,000       1,829,000      4,129,000
  ________________________________________________________________________________________


AMERICAN APPRAISAL ASSOCIATES  VALUATION OF THE PERSONAL PROPERTY ASSETS PAGE 31
________________________________________________________________________________


In conclusion, the total fair market value of the personal property of PPI as of June 30, 1996, has been concluded at $16,160,000, say $16,200,000. The concluded value of the personal property is summarized in this report. AAA has issued under separate cover a full narrative report regarding the valuation of the personal property of PPI.

AMERICAN APPRAISAL ASSOCIATES        VALUATION OF THE INTANGIBLE ASSETS  PAGE 32
________________________________________________________________________________

                          VALUATION OF THE INTANGIBLE ASSETS


Intangible assets have no physical substance, provide future benefits, and represent exclusive rights. These assets are classified as identifiable and unidentifiable. An identifiable intangible asset has a separate, salable identity such as patents, copyrights, and trademarks. An unidentifiable intangible asset has an inseparable, nonsalable identity such as goodwill and going concern. AAA was retained to determine the aggregate fair market value of PPI's intangible assets without consideration as to which portions were identifiable and which portions were unidentifiable.

As alluded to earlier in this report, the business enterprise of a firm may be stated in the following manner:

                   BEV = NWC + FA + IA
   Where:
           BEV  =  Business Enterprise Value
           NWC  =  Net Working Capital (Excluding Interest-Bearing Liabilities)
           FA   =  Fixed Assets Value
           IA   =  Intangible Assets Value


Based on the above equation, in order to determine PPI's aggregate intangible assets value, it was necessary to subtract from the concluded business enterprise value of PPI of $105,000,000, its net working capital, and fixed assets to determine the company's intangible asset value.

PPI's net working capital was derived from the consolidation of the Clinics' internal accrual basis financial statements as of June 30, 1996. Based on the balance sheet data excluding notes and current debt, PPI's net working capital was concluded at $7,900,000. A summary of PPI's net working capital as of June 30, 1996, is as follows:

AMERICAN APPRAISAL ASSOCIATES        VALUATION OF THE INTANGIBLE ASSETS  PAGE 33
________________________________________________________________________________


              Current Assets
               Cash                           $ 4,717,000
               Investments                      1,000,000
               Accounts Receivable             18,032,000
               Other Receivables                2,958,000
               Inventories                        442,000
               Other                              799,000
               Deferred Taxes                     158,000
                                               __________
               Total Current Assets            28,106,000

               Current Liabilities
                Accounts Payable                3,297,000
                Accrued Expenses                1,554,000
                Income Taxes Payable              451,000
                Drafts Payable                     92,000
                Accrued Health Care             4,465,000
                Accrued Compensation            6,838,000
                Deferred Revenue                  408,000
                Deferred Income Tax             3,098,000
                                               __________
               Total Current Liabilities       20,203,000
                                               __________
               Net Working Capital            $ 7,903,000
                                     Say      $ 7,900,000

In order to derive PPI's fixed assets, we made an investigation and appraisal of the personal property of PPI as discussed earlier in this report. The total market value of the personal property was concluded at approximately $16,200,000. A separate appraisal report issued by AAA lists the individual assets. In regard to the real property of PPI, PPI furnished AAA with the fair market value of the properties as of June 30, 1996, and the concluded values have been utilized in our computation of goodwill. A summary of the concluded personal property and real property as of June 30, 1996, is as follows:


          Personal Property                  $16,200,000

          Real Property                      $23,800,000

Thus, based upon the above information, it is our opinion that, as of June 30, 1996, the aggregate market value of PPI's intangible assets is $57,100,000, calculated as follows:

AMERICAN APPRAISAL ASSOCIATES        VALUATION OF THE INTANGIBLE ASSETS  PAGE 34
________________________________________________________________________________


               PPI's Business Enterprise Value      $105,000,000

               Less
                Working Capital                        7,900,000
                Personal Property                     16,200,000
                Real Property                         23,800,000
                                                     ___________
               Intangible Asset Value                $57,100,000

AMERICAN APPRAISAL ASSOCIATES                                CONCLUSION  PAGE 35
________________________________________________________________________________


                                 CONCLUSION


Based on the investigation and premise described in this report, it is our opinion that, as of June 30, 1996, the Fair Market Value of the total business enterprise of Physicians Partners, Inc., for the purpose of the exchange of the Clinics' shares for PPI equity and financial reporting purposes, is reasonably represented by the amount of ONE HUNDRED FIVE MILLION DOLLARS ($105,000,000), with the designated segments of the total business enterprise distributed as follows:


                 Net Working Capital*                     $  7,900,000

                 Tangible Assets
                  Real Property*         $23,800,000
                  Personal Property       16,200,000
                                          __________
                 Total Tangible Assets                      40,000,000

                 Intangible Assets                          57,100,000

                 Total Business Enterprise Value          $105,000,000



                    *Not appraised by American Appraisal Associates, Inc.

We have not investigated the title to or any liabilities against the property appraised.

AMERICAN APPRAISAL ASSOCIATES
--------------------------------------------------------------------------------














                                   EXHIBIT A

                       CONSOLIDATED FINANCIAL STATEMENTS
                                   (2 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 1
--------------------------------------------------------------------------------


                       CONSOLIDATED FINANCIAL STATEMENTS
                             BALANCE SHEET SUMMARY
                               AS OF DECEMBER 31
                                  (THOUSANDS)

                                     June 30
                                      1996     %      1995     %      1994     %      1993     %      1992     %      1991     %
CURRENT ASSETS:
  Cash & Investments                 $4,717     6%   $ 1,295    2%   $   968    2%   $ 3,901    8%   $ 2.748    8%   $ 2,012    7%
  Investments                         1,000     1%     1,000    1%     2,617    5%       151    0%     1,721    5%   $ 1,113    4%
  Accounts Receivable                18,032    24%    16,102   23%    16,040   28%    13,767   28%    10,277   29%     8,542   29%
  Other Receivables                   2,958     4%     5,188    7%     6,977   12%     5,814   12%     4,225   12%     2,914   10%
  Inventories                           442     1%       765    1%       706    1%       662    1%       482    1%       418    1%
  Other                                 799     1%     1,374    2%     1,019    2%       869    2%       990    3%       644    2%
  Deferred Taxes                        158     0%       178    0%         0    0%         0    0%       199    1%       355    1%
                                     ------   ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                              28,106    38%    25,902   37%    28,327   49%    25,164   52%    20,642   58%    15,998   54%

LONG-TERM ASSETS:
  Gross Property and Equipment       63,027    85%    59,735   84%    42,267   73%    30,645   63%    19,985   56%    15,959   54%
  Accumulated Depreciation          (18,238)  -25%   (16,150) -23%   (14,023) -24%   (11,197) -23%    (9,335) -26%    (4,827) -16%
                                     ------   ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Net Property and Equipment         44,789    60%    43,585   62%    28,244   49%    19,448   40%    10,650   30%    11,132   38%

  Other
    Property For Expansion                0     0%         0    0%       212    0%     2,509    5%     2,612    7%       559    2%
    Deferred Tax Asset                   22     0%        59    0%       132    0%     1,261    3%       842    2%       759    3%
    Other                             1,522     2%     1,192    2%       917    2%       406    1%       907    3%     1,039    4%
                                     ------   ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total Other Assets                  1,544     2%     1,251    2%     1,261    2%     4,176    9%     4,361   12%     2,357    8%

TOTAL ASSETS                        $74,439   100%   $70,738  100%   $57,832  100%   $48,788  100%   $35,653  100%   $29,487  100%
                                    =======          =======         =======         =======         =======         =======
CURRENT LIABILITIES:
  Accounts Payable                   $3,297     4%   $ 4,191    6%   $ 3,560    6%   $ 2,278    5%   $ 2,252    6%   $ 1,668    6%
  Notes & Current Debt                9,018    12%     6,155    9%     1,314    2%       530    1%       497    1%       528    2%
  Accrued Expenses                    1,554     2%       461    1%       514    1%       289    1%       442    1%       111    0%
  Income Taxes Payable                  451     1%        32    0%       358    1%       188    0%       124    0%       105    0%
  Drafts Payable                         92     0%       165    0%     1,743    3%         0    0%         0    O%         0    0%
  Accrued Healthcare                  4,465     6%     3,718    5%     1,742    3%     1,742    4%     1,681    5%     1,524    5%
  Accrued Compensation                6,838     9%     6,644    9%     9,415   16%     8,337   17%     7,617   21%     6,548   22%
  Deferred Revenue                      408     1%       415    1%       362    1%       383    1%       293    1%         0    0%
  Deferred Income Tax                 3,098     4%     4,250    6%     4,568    8%     4,983   10%     3,353    9%     1,969    7%
                                     ------    ---    ------   ---    ------   ---    ------   ---    ------   ---    ------   ---
  Total                              29,221    39%    26,031   37%    23,576   41%    18,730   38%    16,259   46%    12,453   42%

LONG-TERM LIABILITIES:
  Deferred Tax Liability                 60     0%       103    0%        91    0%        40    0%       147    0%       249    1%
  Long-Term Debt                      9,119    12%    10,070   14%    15,780   27%    13,250   27%     6,790   19%     6,471   22%
  Capital Lease Obligation           17,601    24%    17,793   25%       246    0%       374    1%         0    0%         0    0%
  Professional Liability Insurance    1,529     2%     1,179    2%     1,320    2%     1,165    2%       962    3%       720    2%
  Other                               1,000     1%         0    0%       115    0%       139    0%       164    0%       187    1%
  Deferred Compensation               4,834     6%     2,059    3%     1,462    3%     1,362    3%       795    2%       804    3%
                                     ------   ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                              34,143    46%    31,204   44%    19,014   33%    16,330   33%     8,858   25%     8,431   29%

STOCKHOLDERS EQUITY
  Common Stock                        7,393    10%     6,557    9%     6,235   11%     5,085   10%     3,727   10%     3,007   10%
  Retained Earnings                   4,035     5%     7,309   10%    10,000   17%     9,413   19%     7,440   21%     6,139   21%
  Note Receivable                      (353)   -0%      (363)  -1%      (993)  -2%      (770)  -2%      (631)  -2%      (543)  -2%
                                     ------   ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                              11,075    15%    13,503   19%    15,242   26%    13,728   28%    10,536   30%     8,603   29%

TOTAL LIABILITIES & EQUITY          $74,439   100%   $70,738  100%   $57,832  100%   $48,788  100%   $35,653  100%   $29,487  100%
                                    =======          =======         =======         =======         =======         =======


AMERICAN APPRAISAL ASSOCIATES                                             PAGE 2
--------------------------------------------------------------------------------


                            CONSOLIDATED FINANCIALS
                            INCOME STATEMENT SUMMARY
                            YEARS ENDED DECEMBER 31

                             Six Months
                                1996       %      1995      %      1994      %      1993      %      1992      %      1991      %
  Fee-For-Service               43,206   59.0%    81,504  62.1%    71,836  62.7%    55,468  61.2%    44,949  63.1%    39,073  65.3%
  Prepaid Healthcare            30,035   41.0%    49,707  37.9%    42,806  37.3%    35,140  38.8%    26,290  36.9%    20,727  34.7%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Operating Revenues        73,241    100%   131,211   100%   114,642   100%    90,608   100%    71,239   100%    59,800   100%

Non-Physician Operating
  Expenses:
  Purchased Medical Ser-
   vices                         9,594   13.1%    15,972  12.2%    11,194   9.8%    10,833  12.0%    10,029  14.1%     8,151  13.6%
  Salaries, Wages &
   Benefits                     25,355   34.6%    39,987  30.5%    33,189  29.0%    27,223  30.0%    19,147  26.9%    16,665  27.9%
  Medical & Office Sup-
   plies                         7,932   10.8%    14,892  11.3%    12,016  10.5%     9,679  10.7%     6,640   9.3%     4,538   7.6%
  General & Administrative       7,199    9.8%    13,729  10.5%    11,107   9.7%     8,379   9.2%     6,037   8.5%     5,372   9.0%
  Provision for Uncollect-
   able                          1,950    2.7%     3,964   3.0%     3,453   3.0%     2,250   2.5%     1,614   2.3%     1,266   2.1%
  Lease & Rent Expense           1,419    1.9%     2,624   2.0%     2,341   2.0%     1,839   2.0%     1,572   2.2%     1,393   2.3%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Non-Physician Oper-
  ating Exp                     53,449   73.0%    91,168  69.5%    73,300  63.9%    60,203  66.4%    45,039  63.2%    37,385  62.5%

Margin Before Provider
  Expenses                      19,792   27.0%    40,043  30.5%    41,342  36.1%    30,405  33.6%    26,200  36.8%   $22,415  37.5%

Provider Expenses:
  Compensation To Providers     19,904   27.2%    37,894  28.9%    34,867  30.4%    23,704  26.2%    21,817  30.6%    19,461  32.5%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Provider Expenses         19,904   27.2%    37,894  28.9%    34,867  30.4%    23,704  26.2%    21,817  30.6%    19,461  32.5%

EBDITA                            (112 ) -0.2%     2,149   1.6%     6,475   5.6%     6,701   7.4%     4,383   6.2%     2,954   4.9%
Depreciation & Amortization      2,070    2.8%     3,251   2.5%     2,740   2.4%     1,896   2.1%     1,585   2.2%     1,757   2.9%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Operating Profit                (2,182 ) -3.0%    (1,102) -0.8%     3,735   3.3%     4,805   5.3%     2,798   3.9%     1,197   2.0%

Interest Expense                 1,317    1.8%     2,139   1.6%     1,309   1.1%     1,031   1.1%       720   1.0%       663   1.1%
Other Expense (Income)            (144 ) -0.2%      (377) -0.3%      (215) -0.2%      (159) -0.2%       (93) -0.1%       (98) -0.2%
Other Nonoperating                (432 ) -0.6%      (864) -0.7%      (400) -0.3%       (91) -0.1%      (526) -0.7%      (559) -0.9%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Pretax Profit                   (2,923 ) -4.0%    (2,000) -1.5%     3,041   2.7%     4,024   4.4%     2,697   3.8%     1,191   2.0%
Taxes                           (1,117 ) -1.5%         6   0.0%     1,806   1.6%     1,593   1.8%     1,168   1.6%       535   0.9%
                             ----------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Income                     ($1,806 ) -2.5%   ($2,006) -1.5%    $1,235   1.1%    $2,431   2.7%    $1,529   2.1%      $656   1.1%
                             ==========          ========         =======          =======          =======          =======


                                                          ANNUAL GROWTH RATES

                                                                                                                  Compound
                                        Annualized                                                                 Growth
                                           1996           1995           1994         1993          1992         1991 - 1995
Net Revenues                               11.6%           14.5%         26.5%         27.2%         19.1%           21.7%
EBDITA                                   -110.4%          -66.8%         -3.4%        130.3%         48.4%           -7.6%
Operating Profit                          296.0%         -129.5%        -22.3%       -566.0%        133.8%             NA
Pretax Profit                            -192.3%         -165.8%         -0.0%         -0.1%         -0.2%             NA

AMERICAN APPRAISAL ASSOCIATES

------------------------------------------------------------------------------





                                  EXHIBIT B


                      FINANCIAL STATEMENTS - HEALTHFIRST

                                  (6 pages)

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 1

--------------------------------------------------------------------------------


                                 HEALTHFIRST
                            BALANCE SHEET SUMMARY
                              AS OF DECEMBER 31
                                  (THOUSANDS)

                             June 30
                             1996        %     1995        %     1994       %       1993       %      1992      %    1991      %
CURRENT ASSETS:
Cash & Investments         $3,560      11%     $520       2%     $261      1%     $1,549     10%      $464     3%     $290    2%
Investments                     0       0%        0       0%    2,617     12%        151      1%     1,721    12%    1,113    9%
Accounts Receivable         5,924      18%    5,116      18%    4,265     20%      3,174     20%     2,513    18%    1,950   17%
Other Receivables           2,486       8%    3,481      12%    4,619     21%      4,098     25%     3,542    25%    2,495   21%
Inventories                     0       0%      251       1%      221      1%        278      2%       150     1%      126    1%
Other                         367       1%      393       1%      345      2%        316      2%       152     1%       84    1%
Deferred Taxes                158       0%      178       1%        0      0%          0      0%         0     0%      242    2%
                          ----------------    --------------   --------------     --------------    -------------   ------------
Total                      12,495      38%    9,939      34%   12,328     57%      9,566     59%     8,542    61%    6,300   54%

LONG-TERM ASSETS:
Gross Property and
   Equipment               24,658      76%   22,893      79%   12,118     56%      9,151     57%     7,447    53%    7,758   66%
Accumulated Depreciation   (4,977)    -15%   (4,183)     -14%  (3,633)   -17%     (2,859)   -18%   (2,230)   -16%   (2,669)  -23%
                          -------     ----  -------     ----  -------    ----    -------    ----   -------   ----  -------  ----
Net Property and Equipment 19,681      61%   18,710      65%    8,485     39%      6,292     39%     5,217    37%    5,089   43%

Other
Property For Expansion          0       0%        0       0%        0      0%          0      0%         0     0%        0    0%
Deferred Tax Asset              0       0%       37       0%       11      0%         86      1%        81     1%       67    1%
Other                         283       1%      261       1%      668      3%        178      1%       180     1%      274    2%
                          ----------------    --------------   --------------     --------------    -------------   ------------
Total Other Assets            283       1%      298       1%      679      3%        264      2%       261     2%      341    3%

TOTAL ASSETS              $32,459     100%  $28,947     100%  $21,492    100%    $16,122    100%   $14,020   100%  $11,730  100%
                          =======           =======           =======            =======           =======         =======


CURRENT LIABILITIES:
Accounts Payable           $1,641       5%   $1,692       6%   $1,362      6%       $469      3%    $1,261     9%     $667    6%
Notes & Current Debt        4,267      13%    3,283      11%      129      1%        116      1%        13     0%      104    1%
Accrued Expenses            1,304       4%      272       1%      311      1%        202      1%       101     1%      111    1%
Income Taxes Payable            0       0%        0       0%      358      2%        188      1%       124     1%      105    1%
Drafts Payable                  0       0%      165       1%    1,743      8%          0      0%         0     0%        0    0%
Accrued Healthcare          1,668       5%    1,952       7%    1,155      5%      1,633     10%     1,486    11%    1,438   12%
Accrued Compensation        3,768      12%    2,644       9%    2,542     12%      2,769     17%     2,312    16%    1,629   14%
Deferred Revenue               18       0%       18       0%       15      0%          8      0%         0     0%        0    0%
Deferred Income Tax           851       3%    1,844       6%    2,410     11%      1,926     12%     1,329     9%      560    5%
Other                       1,398       4%        0       0%        0      0%          0      0%         0     0%        0    0%
                          ----------------    --------------   --------------     --------------    -------------   ------------
Total                      14,915      46%   11,870      41%   10,025     47%      7,311     45%     6,626    47%    4,614   39%

LONG-TERM LIABILITIES:
Deferred Tax Liability         60       0%      103       0%       91      0%         40      0%       116     1%      209    2%
Long-Term Debt              4,128      13%    4,410      15%    2,012      9%      1,747     11%     1,761    13%    2,377   20%
Capital Lease Obligation    3,503      11%    3,535      12%       91      0%        129      1%         0     0%        0    0%
Professional Liability
  Insurance                 1,009       3%    1,009       3%      781      4%        740      5%       626     4%      502    4%
Other                       1,000       3%        0       0%        0      0%          0      0%         0     0%        0    0%
Deferred Compensation       2,798       9%        0       0%        0      0%          0      0%         0     0%        0    0%
                          ----------------    --------------   --------------     --------------    -------------   ------------
Total                      12,498      39%    9,057      31%    2,975     14%      2,656     16%     2,503    18%    3,088   26%

STOCKHOLDERS EQUITY
Common Stock                  906       3%      895       3%      705      3%        722      4%       661     5%      492    4%
Retained Earnings           4,493      14%    7,488      26%    8,039     37%      5,718     35%     4,553    32%    3,802   32%
Note Receivable              (353)     -1%     (363)     -1%     (252)    -1%       (285)    -2%      (323)   -2%     (266)   -2%
                          ----------------    --------------   --------------     --------------    -------------   ------------
Total                       5,046      16%    8,020      28%    8,492     40%      6,155     38%     4,891    35%    4,028   34%
TOTAL LIABILITIES
   & EQUITY               $32,459     100%  $28,947     100%  $21,492    100%    $16,122    100%   $14,020   100%  $11,730  100%
                          =======           =======           =======            =======           =======         =======


AMERICAN APPRAISAL ASSOCIATES                                             PAGE 2

--------------------------------------------------------------------------------

                                  HEALTHFIRST
                            INCOME STATEMENT SUMMARY
                            YEARS ENDED DECEMBER 31

                                      Six Months
                                         1996      %     1995      %     1994      %     1993      %     1992      %     1991      %


Fee-For-Service                       $15,195  52.9%  $26,848  50.6%  $22,370  47.6%  $16,241  43.2%  $11,762    40%    9,946   100%
Prepaid Healthcare                     13,511  47.1%   26,222  49.4%   24,600  52.4%   21,354  56.8%   17,689  60.1%   15,096  60.3%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Total Operating Revenues               28,706   100%   53,070   100%   46,970   100%   37,595   100%   29,451   100%   25,042   100%

Non-Physician Operating Expenses:
Purchased Medical Services              4,131  14.4%    8,972  16.9%    7,193  15.3%    7,420  19.7%    7,341  24.9%    6,377  25.5%
Salaries, Wages & Benefits             11,354  39.6%   15,569  29.3%   11,884  25.3%    9,365  24.9%    6,653  22.6%    5,316  21.2%
Medical & Office Supplies               2,671   9.3%    5,471  10.3%    4,013   8.5%    3,297   8.8%    2,096   7.1%    1,529   6.1%
General & Administrative                3,571  12.4%    6,723  12.7%    4,991  10.6%    3,637   9.7%    1,913   6.5%    1,774   7.1%
Provision for Uncollectable               732   2.5%    1,328   2.5%    1,245   2.7%      821   2.2%      591   2.0%      472   1.9%
Lease & Rent Expense                      831   2.9%    1,287   2.4%    1,106   2.4%      960   2.6%      726   2.5%      598   2.4%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Total Non-Physician Operating Exp      23,290  81.1%   39,350  74.1%   30,432  64.8%   25,500  67.8%   19,320  65.6%   16,066  64.2%


Margin Before Provider Expenses         5,416  18.9%   13,720  25.9%   16,538  35.2%   12,095  32.2%   10,131  34.4%   $8,976  35.8%

Provider Expenses:
Compensation To Providers               7,853  27.4%   13,446  25.3%   11,890  25.3%    9,572  25.5%    8,075  27.4%    6,655  26.6%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Total Provider Expenses                 7,853  27.4%   13,446  25.3%   11,890  25.3%    9,572  25.5%    8,075  27.4%    6,655  26.6%

EBDITA                                 (2,437) -8.5%      274   0.5%    4,648   9.9%    2,523   6.7%    2,056   7.0%    2,321   9.3%
Depreciation & Amortization               768   2.7%    1,011   1.9%      806   1.7%      636   1.7%      410   1.4%      505   2.0%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Operating Profit                       (3,205)******     (737) -1.4%    3,842   8.2%    1,887   5.0%    1,646   5.6%    1,816   7.3%

Interest Expense                          428   1.5%      429   0.8%      205   0.4%      192   0.5%      227   0.8%      194   0.8%
Other Expense (Income)                    (49) -0.2%      (87) -0.2%     (132) -0.3%     (140) -0.4%      (68) -0.2%      (71) -0.3%
Other Nonoperating                       (153) -0.5%     (126) -0.2%     (234) -0.5%     (120) -0.3%      (51) -0.2%      (28) -0.1%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Pretax Profit                          (3,431)******     (953) -1.8%    4,003   8.5%    1,955   5.2%    1,538   5.2%    1,721   6.9%
Taxes                                  (1,348) -4.7%     (402) -0.8%    1,683   3.6%      790   2.1%      787   2.7%      788   3.1%
                                     --------------- --------------- --------------- --------------- --------------- ---------------
Net Income                            ($2,083) -7.3%    ($551) -1.0%   $2,320   4.9%   $1,165   3.1%     $751   2.5%     $933   3.7%
                                      ========        ========        ========        ========        ========        ========



                                       ANNUAL GROWTH RATES

                                                                      Compound
                   Annualized                                          Growth
                      1996       1995     1994     1993     1992     1991 - 1995

Net Revenues          8.2%      13.0%    24.9%    27.7%    17.6%         20.7%
EBDITA            -1878.8%     -94.1%    84.2%   115.3%   -11.4%        -41.4%
Operating Profit    769.7%    -119.2%   103.6%  -404.3%    -9.4%            NA
Pretax Profit      -620.0%    -123.8%    -0.1%    -0.1%    -0.1%            NA

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 3

--------------------------------------------------------------------------------

                       THE SUBURBAN MEDICAL CLINIC, INC.
                             BALANCE SHEET SUMMARY
                               AS OF DECEMBER 31
                                  (THOUSANDS)


                                      1995      %     1994      %     1993      %     1992      %     1991      %

CURRENT ASSETS:
  Cash                                $395     5%     $259     6%     $920    21%     $461    13%     $286    11%
  Accounts Receivable                  753    10%      922    20%      645    15%      506    14%      355    13%
  Other Receivables                    757    10%    1,566    34%    1,755    40%    2,001    55%    1,294    48%
  Related Party Receivables            328     4%       89     2%        0     0%        0     0%        0     0%
  Inventories                           56     1%       42     1%       66     2%       21     1%       21     1%
  Other                                112     1%      143     3%      124     3%       43     1%       20     1%
  Deferred Taxes                        10     0%        0     0%        0     0%        0     0%      242     9%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              2,411    31%    3,021    65%    3,510    80%    3,032    84%    2,218    83%


LONG-TERM ASSETS:
  Gross Property and Equipment       5,935    75%    1,847    40%    1,310    30%      952    26%      769    29%
  Accumulated Depreciation            (648)   -8%     (830)  -18%     (662)  -15%     (543)  -15%     (453)  -17%
                                   --------------  --------------  --------------  --------------  --------------
  Net Property and Equipment         5,287    67%    1,017    22%      648    15%      409    11%      316    12%

  Other
   Deferred Tax Asset                   37     0%       11     0%       86     2%       81     2%       67     2%
   Other                               137     2%      596    13%      137     3%       91     3%       81     3%
                                   --------------  --------------  --------------  --------------  --------------
  Total Other Assets                   174     2%      607    13%      223     5%      172     5%      148     6%

TOTAL ASSETS                        $7,872   100%   $4,645   100%   $4,381   100%   $3,613   100%   $2,682   100%
                                   =======         =======         =======         =======         =======



CURRENT LIABILITIES:
  Accounts Payable                    $318     4%     $450    10%    $227      5%     $305     8%      $71     3%
  Notes & Current Debt                 324     4%      113     2%     102      2%        0     0%        0     0%
  Accrued Expenses                      31     0%       30     1%      17      0%      101     3%      111     4%
  Income Taxes Payable                   0     0%        0     0%       2      0%        0     0%        5     0%
  Accrued Healthcare                 1,342    17%      637    14%   1,224     28%    1,047    29%    1,141    43%
  Accrued Compensation                 818    10%      824    18%   1,145     26%      511    14%      265    10%
  Deferred Income Tax                    0     0%      625    13%     421     10%      492    14%       38     1%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              2,833    36%    2,679    58%   3,138     72%    2,456    68%    1,631    61%

LONG-TERM LIABILITIES:
  Long-Term Debt                       699     9%      274     6%       0      0%        0     0%        0     0%
  Capital Lease Obligation           3,535    45%       98     2%     129      3%        0     0%        0     0%
  Professional Liability Insurance     382     5%      355     8%     303      7%      251     7%      251     9%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              4,616    59%      727    16%     432     10%      251     7%      251     9%

STOCKHOLDERS EQUITY
  Common Stock                         330     4%      210     5%     210      5%      210     6%      180     7%
  Retained Earnings                    287     4%    1,130    24%     747     17%      895    25%      788    29%
  Note Receivable                     (194)   -2%     (101)   -2%    (146)    -3%     (199)   -6%     (168)   -6%
                                   --------------  --------------  --------------  --------------  --------------
  Total                                423     5%    1,239    27%     811     19%      906    25%      800    30%

TOTAL LIABILITIES & EQUITY          $7,872   100%   $4,645   100%  $4,381    100%   $3,613   100%   $2,682   100%
                                   =======         =======         =======         =======         =======




AMERICAN APPRAISAL ASSOCIATES                                             PAGE 4

--------------------------------------------------------------------------------

                       THE SUBURBAN MEDICAL CLINIC, INC.
                            INCOME STATEMENT SUMMARY
                            YEARS ENDED DECEMBER 31


                                      1995      %     1994      %     1993      %     1992      %     1991      %

  Fee-For-Service                   $4,014  26.0%   $3,557  24.2%   $2,736  20.7%   $2,367  20.1%   $2,078  18.8%
  Prepaid Healthcare                11,405  74.0%   11,137  75.8%   10,461  79.3%    9,428  79.9%    8,957  81.2%
                                   --------------  --------------  --------------  --------------  --------------
Total Net Operating Revenues        15,419   100%   14,694   100%   13,197   100%   11,795   100%   11,035   100%

Non-Physician Operating Expenses:
  Purchased Medical Services         4,719  30.6%    3,663  24.9%    4,263  32.3%    4,505  38.2%    4,415  40.0%
  Salaries, Wages & Benefits         3,832  24.9%    3,270  22.3%    3,089  23.4%    2,774  23.5%    2,082  18.9%
  Medical & Office Supplies          1,095   7.1%      937   6.4%    1,052   8.0%      667   5.7%      487   4.4%
  General & Administrative           2,233  14.5%    1,791  12.2%    1,166   8.8%      592   5.0%      598   5.4%
  Provision for Uncollectable          182   1.2%      309   2.1%      125   0.9%      145   1.2%      103   0.9%
  Lease & Rent Expense                 434   2.8%      451   3.1%      352   2.7%      385   3.3%      315   2.9%
                                   --------------  --------------  --------------  --------------  --------------
Total Non-Physician Operating Exp   12,495  81.0%   10,421  70.9%   10,047  76.1%    9,068  76.9%    8,000  72.5%

Margin Before Provider Expenses      2,924  19.0%    4,273  29.1%    3,150  23.9%    2,727  23.1%    3,035  27.5%

Provider Expenses:
  Compensation To Providers          3,916  25.4%    3,514  23.9%    3,294  25.0%    2,489  21.1%    2,089  18.9%
                                   --------------  --------------  --------------  --------------  --------------
Total Provider Expenses              3,916  25.4%    3,514  23.9%    3,294  25.0%    2,489  21.1%    2,089  18.9%

EBDITA                                (992) -6.4%      759   5.2%     (144) -1.1%      238   2.0%      946   8.6%
Depreciation & Amortization            275   1.8%      168   1.1%      126   1.0%       83   0.7%       72   0.7%
                                   --------------  --------------  --------------  --------------  --------------
Operating Profit                    (1,267) -8.2%      591   4.0%     (270) -2.0%      155   1.3%      874   7.9%

Interest Expense                       240   1.6%       19   0.1%        9   0.1%        8   0.1%       12   0.1%
Other Expense (Income)                 (49) -0.3%      (34) -0.2%      (25) -0.2%      (18) -0.2%      (37) -0.3%
Other Nonoperating                      (5) -0.0%      (40) -0.3%       (7) -0.1%      (15) -0.1%       (4) -0.0%
                                   --------------  --------------  --------------  --------------  --------------
Pretax Profit                       (1,453) -9.4%      646   4.4%     (247) -1.9%      180   1.5%      903   8.2%
Taxes                                 (610) -4.0%      263   1.8%      (99) -0.8%       72   0.6%      363   3.3%
                                   --------------  --------------  --------------  --------------  --------------
Net Income                           ($843) -5.5%     $383   2.6%    ($148) -1.1%     $108   0.9%     $540   4.9%
                                    =======         =======         =======         =======         =======


                              ANNUAL GROWTH RATES

                                                                        Compound
                                   1995     1994     1993     1992       Growth

  Total Net Operating Revenues     4.9%    11.3%    11.9%     6.9%        8.7%
  EBDITA                        -230.7%  -627.1%   -78.6%   -74.8%          NA
  Operating Profit              -314.4%  -318.9% -2130.3%   -82.3%          NA
  Pretax Profit                 -324.9%     1.1%     0.8%    -0.0%          NA

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 5

--------------------------------------------------------------------------------

                         THE METROPOLITAN CLINIC, P.C.
                             BALANCE SHEET SUMMARY
                               AS OF DECEMBER 31
                                  (THOUSANDS)


                                      1995      %     1994      %     1993      %     1992      %     1991      %

CURRENT ASSETS:
  Cash & Investments                  $125     1%       $2     0%     $629     5%       $3     0%       $4     0%
  Investments                            0     0%    2,617    16%      151     1%    1,721    17%    1,113    12%
  Accounts Receivable                4,363    21%    3,343    20%    2,529    22%    2,007    19%    1,595    18%
  Other Receivables                  2,396    11%    2,964    18%    2,343    20%    1,541    15%    1,201    13%
  Inventories                          195     1%      179     1%      212     2%      129     1%      105     1%
  Other                                281     1%      202     1%      192     2%      109     1%       64     1%
  Deferred Taxes                       168     1%        0     0%        0     0%        0     0%        0     0%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              7,528    36%    9,307    55%    6,056    52%    5,510    53%    4,082    45%

LONG-TERM ASSETS:
  Gross Property and Equipment      16,958    80%   10,271    61%    7,841    67%    6,495    62%    6,989    77%
  Accumulated Depreciation          (3,535)  -17%   (2,803)  -17%   (2,197)  -19%   (1,687)  -16%   (2,216)  -24%
                                   --------------  --------------  --------------  --------------  --------------
  Net Property and Equipment        13,423    64%    7,468    44%    5,644    48%    4,808    46%    4,773    53%

  Other
   Property For Expansion                0     0%        0     0%        0     0%        0     0%        0     0%
   Deferred Tax Asset                    0     0%        0     0%        0     0%        0     0%        0     0%
   Other                               124     1%       72     0%       41     0%       89     1%      193     2%
                                   --------------  --------------  --------------  --------------  --------------
  Total Other Assets                   124     1%       72     0%       41     0%       89     1%      193     2%

TOTAL ASSETS                       $21,075   100%  $16,847   100%  $11,741   100%  $10,407   100%   $9,048   100%
                                   =======         =======         =======         =======         =======



CURRENT LIABILITIES:
  Accounts Payable                  $1,374     7%     $912     5%     $242     2%     $956     9%     $596     7%
  Notes & Current Debt               2,959    14%       16     0%       14     0%       13     0%      104     1%
  Accrued Expenses                     241     1%      281     2%      185     2%        0     0%        0     0%
  Income Taxes Payable                   0     0%      358     2%      186     2%      124     1%      100     1%
  Drafts Payable                       165     1%    1,743    10%        0     0%        0     0%        0     0%
  Accrued Healthcare                   610     3%      518     3%      409     3%      439     4%      297     3%
  Accrued Compensation               1,826     9%    1,718    10%    1,624    14%    1,801    17%    1,364    15%
  Deferred Revenue                      18     0%       15     0%        8     0%        0     0%        0     0%
  Deferred Income Tax                1,844     9%    1,785    11%    1,505    13%      837     8%      522     6%
  Other                                  0     0%        0     0%        0     0%        0     0%        0     0%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              9,037    43%    7,346    44%    4,173    36%    4,170    40%    2,983    33%

LONG-TERM LIABILITIES:
  Deferred Tax Liability               103     0%       91     1%       40     0%      116     1%      209     2%
  Long-Term Debt                     3,711    18%    1,731    10%    1,747    15%    1,761    17%    2,377    26%
  Capital Lease Obligation               0     0%        0     0%        0     0%        0     0%        0     0%
  Professional Liability Insurance     627     3%      426     3%      437     4%      375     4%      251     3%
  Other                                  0     0%        0     0%        0     0%        0     0%        0     0%
  Deferred Compensation                  0     0%        0     0%        0     0%        0     0%        0     0%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              4,441    21%    2,248    13%    2,224    19%    2,252    22%    2,837    31%

STOCKHOLDERS EQUITY
  Common Stock                         565     3%      495     3%      512     4%      451     4%      312     3%
  Retained Earnings                  7,201    34%    6,909    41%    4,971    42%    3,658    35%    3,014    33%
  Note Receivable                     (169)   -1%     (151)   -1%     (139)   -1%     (124)   -1%      (98)   -1%
                                   --------------  --------------  --------------  --------------  --------------
  Total                              7,597    36%    7,253    43%    5,344    46%    3,985    38%    3,228    36%

TOTAL LIABILITIES & EQUITY         $21,075   100%  $16,847   100%  $11,741   100%  $10,407   100%   $9,048   100%
                                   =======         =======         =======         =======         =======

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 6

--------------------------------------------------------------------------------

                         THE METROPOLITAN CLINIC, P.C.
                            INCOME STATEMENT SUMMARY
                            YEARS ENDED DECEMBER 31


                                      1995      %     1994      %     1993      %     1992      %     1991      %


  Fee-For-Service                  $22,834  60.6%  $18,813  58.3%  $13,505  55.4%   $9,395    53%   $7,868   100%
  Prepaid Healthcare                14,817  39.4%   13,468  41.7%   10,893  44.6%    8,261  46.8%    6,139  43.8%
                                   --------------  --------------  --------------  --------------  --------------
Total Operating Revenues            37,651   100%   32,281   100%   24,398   100%   17,656   100%   14,007   100%

Non-Physician Operating Expenses:
  Purchased Medical Services         4,253  11.3%    3,530  10.9%    3,157  12.9%    2,836  16.1%    1,962  14.0%
  Salaries, Wages & Benefits        11,737  31.2%    8,614  26.7%    6,276  25.7%    3,879  22.0%    3,234  23.1%
  Medical & Office Supplies          4,376  11.6%    3,076   9.5%    2,245   9.2%    1,429   8.1%    1,042   7.4%
  General & Administrative           4,490  11.9%    3,200   9.9%    2,471  10.1%    1,321   7.5%    1,176   8.4%
  Provision for Uncollectable        1,146   3.0%      936   2.9%      696   2.9%      446   2.5%      369   2.6%
  Lease & Rent Expense                 853   2.3%      655   2.0%      608   2.5%      341   1.9%      283   2.0%
                                   --------------  --------------  --------------  --------------  --------------
Total Non-Physician Operating Exp   26,855  71.3%   20,011  62.0%   15,453  63.3%   10,252  58.1%    8,066  57.6%

Margin Before Provider Expenses     10,796  28.7%   12,270  38.0%    8,945  36.7%    7,404  41.9%    5,941  42.4%

Provider Expenses:
  Compensation To Providers          9,530  25.3%    8,376  25.9%    6,278  25.7%    5,586  31.6%    4,566  32.6%
                                   --------------  --------------  --------------  --------------  --------------
Total Provider Expenses              9,530  25.3%    8,376  25.9%    6,278  25.7%    5,586  31.6%    4,566  32.6%

EBDITA                               1,266   3.4%    3,894  12.1%    2,667  10.9%    1,818  10.3%    1,375   9.8%
Depreciation & Amortization            736   2.0%      638   2.0%      510   2.1%      327   1.9%      433   3.1%
                                   --------------  --------------  --------------  --------------  --------------
Operating Profit                       530   1.4%    3,256  10.1%    2,157   8.8%    1,491   8.4%      942   6.7%

Interest Expense                       189   0.5%      186   0.6%      183   0.8%      219   1.2%      182   1.3%
Other Expense (Income)                 (38) -0.1%      (98) -0.3%     (115) -0.5%      (50) -0.3%      (34) -0.2%
Other Nonoperating                    (121) -0.3%     (189) -0.6%     (113) -0.5%      (36) -0.2%      (24) -0.2%
                                   --------------  --------------  --------------  --------------  --------------
Pretax Profit                          500   1.3%    3,357  10.4%    2,202   9.0%    1,358   7.7%      818   5.8%
Taxes                                  208   0.6%    1,420   4.4%      889   3.6%      715   4.0%      425   3.0%
                                   --------------  --------------  --------------  --------------  --------------
Net Income                            $292   0.8%   $1,937   6.0%   $1,313   5.4%     $643   3.6%     $393   2.8%
                                   =======         =======         =======         =======         =======



                              ANNUAL GROWTH RATES

                                                                       Compound
                        1995        1994        1993        1992        Growth

  Net Revenues         16.6%       32.3%       38.2%       26.1%         28.0%
  EBDITA              -67.5%       46.0%      140.7%       32.2%         -2.0%
  Operating Profit    -83.7%       51.0%     -224.9%       58.3%        -13.4%
  Pretax Profit       -85.1%       -0.1%       -0.1%       -0.2%        -11.6%

AMERICAN APPRAISAL ASSOCIATES
--------------------------------------------------------------------------------













                                   EXHIBIT C

                        FINANCIAL STATEMENTS - CORVALLIS
                                   (2 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 1
--------------------------------------------------------------------------------

                           THE CORVALLIS CLINIC, P.C.
                             BALANCE SHEET SUMMARY
                               AS OF NOVEMBER 30
                                  (THOUSANDS)

                                       June 30
                                        1996     %      1995     %      1994     %      1993     %      1992     %      1991     %
CURRENT ASSETS:
  Cash & Investments                      $71     0%      $177    1%      $292    1%    $1,491    7%    $1,862   13%    $1,573   14%
  Investments                               0     0%         0    0%         0    0%         0    0%         0    0%         0    0%
  Accounts Receivable                   5,207    19%     4,304   16%     4,667   21%     4,340   20%     3,686   26%     3,533   31%
  Other Receivables                       714     3%     1,179    4%     1,605    7%     1,716    8%       683    5%       419    4%
  Inventories                             184     1%       224    1%       257    1%       244    1%       238    2%       211    2%
  Other                                   148     1%       479    2%       407    2%       340    2%       269    2%       209    2%
  Deferred Taxes                            0     0%         0    0%         0    0%         0    0%       199    1%       113    1%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                                 6,324    24%     6,363   24%     7,228   33%     8,131   37%     6,937   49%    6,058    53%

LONG-TERM ASSETS:
  Gross Property and Equipment         27,869   104%    27,067  102%    21,147   97%    15,745   73%     8,831   63%     4,900   43%
  Accumulated Depreciation             (8,426)  -32%    (7,534) -28%    (6,990) -32%    (5,820) -27%    (5,161) -37%      (810)  -7%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Net Property and Equipment           19,443    73%    19,533   74%    14,157   65%     9,925   46%     3,670   26%     4,090   36%

  Other
    Property For Expansion                  0     0%         0    0%       212    1%     2,509   12%     2,612   19%       559    5%
    Deferred Tax Asset                      0     0%         0    0%         0    0%     1,034    5%       761    5%       692    6%
    Other                                 960     4%       652    2%       211    1%        98    0%        54    0%        49    0%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total Other Assets                      960     4%       652    2%       423    2%     3,641   17%     3,427   24%     1,300   11%

TOTAL ASSETS                           $26,727  100%   $26,548  100%   $21,808  100%   $21,697  100%   $14,034  100%   $11,448  100%
                                       =======         =======         =======         =======         =======         =======

CURRENT LIABILITIES:
  Accounts Payable                       $865     3%    $2,055    8%    $1,632    7%    $1,214    6%      $945    7%      $911    8%
  Notes & Current Debt                  3,783    14%     1,940    7%       154    1%       140    1%       157    1%       128    1%
  Accrued Expenses                          0     0%         0    0%         0    0%         0    0%         0    0%         0    0%
  Income Taxes Payable                     28     0%        32    0%         0    0%         0    0%         0    0%         0    0%
  Drafts Payable                           92     0%         0    0%         0    0%         0    0%         0    0%         0    0%
  Accrued Healthcare                    2,267     8%     1,280    5%       481    2%       110    1%       195    1%        87    1%
  Accrued Compensation                    668     2%     1,909    7%     4,911   23%     3,592   17%     4,017   29%     3,664   32%
  Deferred Revenue                        390     1%       397    1%       347    2%       375    2%       293    2%         0    0%
  Deferred Income Tax                       0     0%         0    0%         0    0%     1,034    5%       261    2%        89    1%
  Other                                     0     0%         0    0%         0    0%         0    0%         0    0%         0    0%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                                 8,093    30%     7,613   29%     7,525   35%     6,465   30%     5,868   42%     4,879   43%

LONG-TERM LIABILITIES:
  Deferred Tax Liability                    0     0%         0    0%         0    0%         0    0%         0    0%         0    0%
  Long-Term Debt                          554     2%       729    3%     8,309   38%     8,375   39%     3,962   28%     2,675   23%
  Capital Lease Obligation             14,098    53%    14,258   54%       155    1%       245    1%         0    0%         0    0%
  Professional Liability Insurance        520     2%       170    1%        27    0%         0    0%         0    0%         0    0%
  Other                                     0     0%         0    0%         0    0%         0    0%         0    0%         0    0%
  Deferred Compensation                 1,440     5%     1,460    5%     1,461    7%     1,362    6%       795    6%       804    7%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                                16,612    62%    16,617   63%     9,952   46%     9,982   46%     4,757   34%     3,479   30%

STOCKHOLDERS EQUITY
  Common Stock                          6,486    24%     5,661   21%     4,789   22%     4,363   20%     3,065   22%     2,514   22%
  Retained Earnings                    (4,464)  -17%    (3,343) -13%      (458)  -2%     1,373    6%       651    5%       853    7%
  Note Receivable                           0     0%         0    0%         0    0%      (486)  -2%      (307)  -2%      (277)  -2%
                                       -------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
  Total                                 2,022     8%     2,318    9%     4,331   20%     5,250   24%     3,409   24%     3,090   27%

TOTAL LIABILITIES & EQUITY             $26,727  100%   $26,548  100%   $21,808  100%   $21,697  100%   $14,034  100%   $11,448  100%
                                       =======         =======         =======         =======         =======         =======

AMERICAN APPRAISAL ASSOCIATES                                             PAGE 2
--------------------------------------------------------------------------------


                           THE CORVALLIS CLINIC, P.C.
                            INCOME STATEMENT SUMMARY
                            YEARS ENDED NOVEMBER 30

                            Seven Months
                                1996        %      1995      %      1994      %      1993      %      1992      %      1991      %
  Fee-For-Service              $10,850    45.2%   $20,705  52.9%   $19,546  55.3%   $16,422  54.9%   $15,262    64%   $14,220   100%
  Prepaid Healthcare            13,179    54.8%    18,470  47.1%    15,799  44.7%    13,517  45.1%     8,601  36.0%     5,631  28.4%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Operating Revenues        24,029     100%    39,175   100%    35,345   100%    29,939   100%    23,863   100%    19,851   100%

Non-Physician Operating
   Expenses:
  Purchased Medical
   Services                      3,696    15.4%     4,717  12.0%     3,081   8.7%     2,656   8.9%     2,096   8.8%     1,252   6.3%
  Salaries, Wages &
   Benefits                      7,750    32.3%    12,580  32.1%    10,404  29.4%    10,175  34.0%     7,370  30.9%     6,921  34.9%
  Medical & Office
   Supplies                      2,587    10.8%     3,843   9.8%     3,327   9.4%     3,014  10.1%     2,610  10.9%     1,314   6.6%
  General & Administrative       1,723     7.2%     3,560   9.1%     3,157   8.9%     2,436   8.1%     2,136   9.0%     2,155  10.9%
  Provision for
   Uncollectable                   660     2.7%     1,768   4.5%     1,181   3.3%     1,033   3.5%       735   3.1%       486   2.4%
  Lease & Rent Expense              66     0.3%       198   0.5%       178   0.5%       177   0.6%       177   0.7%       173   0.9%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Non-Physician
   Operating Exp                16,482    68.6%    26,666  68.1%    21,328  60.3%    19,491  65.1%    15,124  63.4%    12,301  62.0%

Margin Before Provider
   Expenses                      7,547    31.4%    12,509  31.9%    14,017  39.7%    10,448  34.9%     8,739  36.6%    $7,550  38.0%
Provider Expenses:
  Compensation To
   Providers                     6,342    26.4%    13,209  33.7%    13,729  38.8%     7,123  23.8%     8,094  33.9%     8,071  40.7%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Total Provider Expenses          6,342    26.4%    13,209  33.7%    13,729  38.8%     7,123  23.8%     8,094  33.9%     8,071  40.7%

EBDITA                           1,205     5.0%      (700) -1.8%       288   0.8%     3,325  11.1%       645   2.7%      (521) -2.6%
Depreciation &
   Amortization                    893     3.7%     1,115   2.8%     1,006   2.8%       668   2.2%       535   2.2%       544   2.7%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Operating Profit                   312     1.3%    (1,815) -4.6%      (718) -2.0%     2,657   8.9%       110   0.5%    (1,065) -5.4%

Interest Expense                   687     2.9%     1,223   3.1%       780   2.2%       639   2.1%       350   1.5%       275   1.4%
Other Expense (Income)             (26)   -0.1%      (193) -0.5%       (55) -0.2%         0   0.0%         0   0.0%         0   0.0%
Other Nonoperating                (279)   -1.2%      (738) -1.9%      (166) -0.5%        79   0.3%      (233) -1.0%      (269) -1.4%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Pretax Profit                      (70)   -0.3%    (2,107) -5.4%    (1,277) -3.6%     1,939   6.5%        (7) -0.0%    (1,071) -5.4%
Taxes                                0     0.0%         0   0.0%         0   0.0%       759   2.5%       (32) -0.1%      (455) -2.3%
                            ------------  -----   -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Net Income                        ($70)   -0.3%   ($2,107) -5.4%   ($1,277) -3.6%    $1,180   3.9%       $25   0.1%     ($616) -3.1%
                            ============          =======          =======          =======          =======          =======

                              ANNUAL GROWTH RATES

                                                                                                                     Compound
                                          Annualized                                                                  Growth
                                             1996           1995          1994           1993          1992         1991 - 1995
Net Revenues                                  5.2%           10.8%         18.1%          25.5%         20.2%           18.5%
EBDITA                                     -395.1%         -343.1%        -91.3%         473.8%       -223.8%            7.7%
Operating Profit                           -129.5%          152.8%       -127.0%       -3890.9%       -110.3%           14.3%
Pretax Profit                                94.3%          -65.0%          0.0%        3957.1%         -0.0%           18.4%

AMERICAN APPRAISAL ASSOCIATES
------------------------------------------------------------------------------


                                   EXHIBIT D

                        FINANCIAL STATEMENTS - MEDFORD

                                   (2 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 1
------------------------------------------------------------------------------

                            THE MEDFORD CLINIC, P.C.
                              BALANCE SHEET SUMMARY
                                AS OF DECEMBER 31
                                   (THOUSANDS)


                         June 30
                            1996      %       1995     %      1994    %     1993    %     1992     %      1991     %
CURRENT ASSETS:
  Cash & Investments      $1,086     7%       $598    4%     $415    3%     $861    8%  $  422    6%      $149    2%
  Investments              1,000     6%      1,000    7%        0    0%        0    0%       0    0%         0    0%
  Accounts Receivable      6,901    43%      6,682   44%    7,108   49%    6,253   57%   4,078   54%     3,059   48%
  Other Receivables          460     3%        528    3%      754    5%        0    0%       0    0%         0    0%
  Inventories                258     2%        290    2%      228    2%      140    1%      94    1%        81    1%
  Other                      284     2%        502    3%      267    2%      213    2%     569    7%       351    6%
  Deferred Taxes               0     0%          0    0%        0    0%        0    0%       0    0%         0    0%

                         --------------   --------------  -------------  -------------  ------------   -------------
  Total                    9,989    63%      9,600   63%    8,772   60%    7,467   68%   5,163   68%     3,640   58%

LONG-TERM ASSETS:
  Gross Property and
   Equipment              10,500    66%      9,775   64%    9,002   62%    5,749   52%   3,708   49%     3,301   52%
  Accumulated
   Depreciation           (4,835)  -30%     (4,433) -29%   (3,400) -23%   (2,518) -23%  (1,944) -26%    (1,348) -21%

                         --------------   --------------  -------------  -------------  ------------   -------------
  Net Property and
   Equipment               5,665    36%      5,342   35%    5,602   39%    3,231   29%   1,764   23%     1,953   31%

  Other
    Property For Expansion     0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
    Deferred Tax Asset        22     0%         22    0%      121    1%      140    1%       0    0%         0    0%
    Other                    279     2%        279    2%       38    0%      130    1%     673    9%       717   11%

                         --------------   --------------  -------------  -------------  ------------   -------------
  Total Other Assets         301     2%        301    2%      159    1%      270    2%     673    9%       717   11%

TOTAL ASSETS             $15,955   100%    $15,243  100%  $14,533  100%  $10,968  100%  $7,600  100%    $6,310  100%
                         =======           =======        =======        =======        ======          ======

CURRENT LIABILITIES:
  Accounts Payable          $791     5%       $444    3%     $475    3%     $595    5%     $46    1%       $90    1%
  Notes & Current Debt       968     6%        932    6%    1,031    7%      273    2%     327    4%       296    5%
  Accrued Expenses           250     2%        189    1%      203    1%       87    1%     341    4%         0    0%
  Income Taxes Payable       423     3%          0    0%        0    0%        0    0%       0    0%         0    0%
  Drafts Payable               0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
  Accrued Healthcare         530     3%        486    3%      106    1%        0    0%       0    0%         0    0%
  Accrued Compensation     2,402    15%      2,091   14%    1,962   14%    1,976   18%   1,288   17%     1,255   20%
  Deferred Revenue             0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
  Deferred Income Tax      2,239    14%      2,406   16%    2,158   15%    2,023   18%   1,763   23%     1,320   21%
  Other                        0     0%          0    0%        0    0%        0    0%       0    0%         0    0%

                         --------------   --------------  -------------  -------------  ------------   -------------
  Total                    7,603    48%      6,548   43%    5,935   41%    4,954   45%   3,765   50%     2,961   47%

LONG-TERM LIABILITIES:
  Deferred Tax Liability       0     0%          0    0%        0    0%        0    0%      31    0%        40    1%
  Long-Term Debt           4,437    28%      4,931   32%    5,459   38%    3,128   29%   1,067   14%     1,419   22%
  Capital Lease
   Obligation                  0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
  Professional Liability
   Insurance                   0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
  Other                        0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
  Deferred
   Compensation/Other        596     4%        599    4%      625    4%      565    5%     500    7%       406    6%

                         --------------   --------------  -------------  -------------  ------------   -------------
  Total                    5,033    32%      5,530   36%    6,084   42%    3,693   34%   1,598   21%     1,865   30%


STOCKHOLDERS EQUITY
  Common Stock                 1     0%          1    0%        1    0%        1    0%       1    0%         1    0%
  Retained Earnings        3,318    21%      3,164   21%    2,513   17%    2,320   21%   2,236   29%     1,483   24%
  Note Receivable              0     0%          0    0%        0    0%        0    0%       0    0%         0    0%
                         --------------   --------------  -------------  -------------  ------------   -------------
  Total                    3,319    21%      3,165   21%    2,514   17%    2,321   21%   2,237   29%     1,484   24%

TOTAL LIABILITlES &
 EQUITY                  $15,955   100%    $15,243  100%  $14,533  100%  $10,968  100%  $7,600  100%    $6,310  100%
                         =======           =======        =======        =======        ======          ======

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 2
------------------------------------------------------------------------------

                           THE MEDFORD CLINIC, P.C.
                           INCOME STATEMENT SUMMARY
                            YEARS ENDED DECEMBER 31


                        Six Months
                            1996       %      1995       %    1994       %   1993        %   1992       %     1991       %
  Fee-For-Service        $17,161   83.7%    $33,951  87.1%  $29,920  92.6%  $22,805  98.8% $17,925   100%    14,907   100%
  Prepaid Healthcare       3,345   16.3%      5,015  12.9%    2,407   7.4%      269   1.2%       0   0.0%         0   0.0%
                         ---------------   ---------------  --------------  --------------  -------------   --------------
Total Operating Revenues  20,506    100%     38,966   100%   32,327   100%   23,074   100%  17,925   100%    14,907   100%

Non-Physician Operating
 Expenses:
  Purchased Medical
   Services                1,767    8.6%      2,283   5.9%      920   2.8%      757   3.3%     592   3.3%       522   3.5%
  Salaries, Wages &
   Benefits                6,251   30.5%     11,838  30.4%   10,901  33.7%    7,683  33.3%   5,124  28.6%     4,428  29.7%
  Medical & Office
   Supplies                2,674   13.0%      5,578  14.3%    4,676  14.5%    3,368  14.6%   1,934  10.8%     1,695  11.4%
  General &
   Administrative          1,905    9.3%      3,446   8.8%    2,959   9.2%    2,306  10.0%   1,988  11.1%     1,444   9.7%
  Provision for
   Uncollectable             558    2.7%        868   2.2%    1,027   3.2%      396   1.7%     288   1.6%       308   2.1%
  Lease & Rent Expense       522    2.5%      1,139   2.9%    1,057   3.3%      702   3.0%     669   3.7%       622   4.2%
                         ---------------   ---------------  --------------  --------------  -------------   --------------
Total Non-Physician
 Operating Exp            13,677   66.7%     25,152  64.5%   21,540  66.6%   15,212  65.9%  10,595  59.1%     9,019  60.5%
Margin Before Provider
 Expenses                  6,829   33.3%     13,814  35.5%   10,787  33.4%    7,862  34.1%   7,330  40.9%    $5,888  39.5%

Provider Expenses:
  Compensation To
   Providers               5,709   27.8%     11,239  28.8%    9,248  28.6%    7,009  30.4%   5,648  31.5%     4,735  31.8%
                         ---------------   ---------------  --------------  --------------  -------------   --------------
Total Provider Expenses    5,709   27.8%     11,239  28.8%    9,248  28.6%    7,009  30.4%   5,648  31.5%     4,735  31.8%

EBDITA                     1,120    5.5%      2,575   6.6%    1,539   4.8%      853   3.7%   1,682   9.4%     1,153   7.7%
Depreciation &
 Amortization                409    2.0%      1,125   2.9%      918   2.8%      592   2.6%     640   3.6%       708   4.7%
                         ---------------   ---------------  --------------  --------------  -------------   --------------
Operating Profit             711    3.5%      1,450   3.7%      621   1.9%      261   1.1%   1,042   5.8%       445   3.0%

Interest Expense             202   1.0%         487   1.2%      324   1.0%      200   0.9%     143   0.8%       194   1.3%
Other Expense (Income)       (69) -0.3%         (97) -0.2%      (28) -0.1%      (19) -0.1%     (25) -0.1%       (27) -0.2%
Other Nonoperating             0   0.0%           0   0.0%        0   0.0%      (50) -0.2%    (242) -1.4%      (262) -1.8%
                         ---------------   ---------------  --------------  --------------  -------------   -------------
Pretax Profit                578   2.8%       1,060   2.7%      325   1.0%      130   0.6%   1,166   6.5%       540   3.6%
Taxes                        231   1.1%         408   1.0%      133   0.4%       44   0.2%     413   2.3%       203   1.4%
                         ---------------   ---------------  --------------  --------------  -------------   --------------
Net Income                  $347   1.7%        $652   1.7%     $192   0.6%      $86   0.4%    $753   4.2%      $337   2.3%
                         =======            =======         =======         =======         ======           ======


                              ANNUAL GROWTH RATES

                                                                                                         Compound
                             Annualized                                                                   Growth
                                1996           1995            1994            1993           1992      1991 - 1995

  Net Revenues                  5.3%           20.5%           40.1%           28.7%          20.2%        27.2%
  EBDITA                      -13.0%           67.3%           80.4%           16.9%          45.9%        22.2%
  Operating Profit             -1.9%          133.5%          137.9%         -470.4%         134.2%        34.4%
  Pretax Profit                 9.1%          226.2%           -1.9%           -0.0%          -0.4%        18.4%


AMERICAN APPRAISAL ASSOCIATES

------------------------------------------------------------------------------













                                    EXHIBIT E

                              INCOME APPROACH - PPI

                                    (5 pages)

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 1

-------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                 Appraisal Date: June 30, 1996
Property: Same
Contract No.: 031225

-------------------------------------------------------------------------------
                                 INCOME APPROACH
                           INVESTED CAPITAL VALUATION

                                VALUATION SUMMARY
-------------------------------------------------------------------------------


                                       P.V. of     Discounted
                                       Interim      Terminal                  Selected
                                      Cash Flows      Value       Indicated    Weights       Weighted
                                       (Table 1)     (Table 2)      Value        (a)          Average
                                      --------------------------------------------------------------------------

                                          $             $              $                         $
Based on:

Multiple of Operating Revenue            (29,696)     121,139        91,443       50.0%         45,721

Multiple of EBDITA                       (29,696)     118,376        88,679       25.0%         22,170

Multiple of EBIT                         (29,696)     120,043        90,347       25.0%         22,587
                                                                           -------------------------------------
                                                                                 100.0%


                                      INVESTED CAPITAL                                          90,478

                                      INVESTED CAPITAL PREMIUM FOR CONTROL (g)                   25.0%
                                                                                 -------------------------------

                                      CONCLUDED INVESTED CAPITAL                               113,097

                                                  ROUNDED TO                                  $113,100      THOUSAND

                                                                                             ======================


AMERICAN APPRAISAL ASSOCIATES                                            PAGE 2

-------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                 Appraisal Date: June 30, 1996
Property: Same
Contract No.: 031225

-------------------------------------------------------------------------------
                                     INCOME APPROACH
                                INVESTED CAPITAL VALUATION
-------------------------------------------------------------------------------



                                   Calculation of Interim Cash Flows
                                            ($ Thousands)

                                   ------------------------------------------------------------------------------------------
For the Years Ending                                          Projected
Dec.  31, 1996-2001                  Period 1     Period 2     Period 3      Period 4    Period 5   Period 6         Stabilized
Number of Months                             6           12           12           12           12         12          Period
                                    ------------------------------------------------------------------------------------------

  Prepaid Healthcare                    56,422       69,187        85,097    104,892       129,682     160,762       160,762
  Fee-For-Service                       89,895      120,867       151,071    188,664       235,742     294,766       294,766
  Other Revenue                          1,350        1,500         1,500      1,500         1,500       1,500         1,500
                                    -------------------------------------------------------------------------------------------
Total Operating Revenues (c)           147,667      191,554       237,668    295,056       366,924     457,028       457,028
Provider Compensation                   31,741       45,821        57,145     71,312        89,063     111,323       113,529
                                    -------------------------------------------------------------------------------------------
Net Revenues                           115,926      145,733       180,523    223,744       277,861     345,705       343,499


Operating Expenses
  Purchased Medical Services            17,086       20,828        25,492     31,296        38,563      47,674        47,674
  Clinic, Salaries, and Wages           50,498       65,818        81,668    101,387       126,082     157,044       157,044
  Medical & 0ffice Supplies             15,307       19,159        23,772     29,512        36,701      45,713        45,713
  General & Administrative              16,278       17,742        22,015     27,330        33,987      42,334        42,334
  Lease & Rent Expense                   2,892        3,892         4,829      5,995         7,455       9,286         9,286
                                    ------------------------------------------------------------------------------------------
Total Operating Expenses               102,061        127,439        157,776    195,520     242,788      302,051     302,051
                                    ------------------------------------------------------------------------------------------
EBDITA (d)                              13,865         18,294         22,747     28,224      35,073       43,654      41,448

Depreciation                             4,768          5,617          6,550      7,712       9,168       10,992       8,400
Amortization                                 0            130            421        783       1,236        1,803       1,800
                                     ------------------------------------------------------------------------------------------
EBIT (d)                                 9,097         12,547         15,776     19,729      24,669       30,859      31,248

Interest Income                           (377)          (377)          (377)      (377)       (377)        (377)       (377)

PPI Debt-Free Income                     9,474         12,924         16,153     20,106      25,046       31,236      31,625
Estimated Taxes(n) @         38.0%       3,600          4,911          6,138      7,640       9,518       11,870      11,874
                                     -----------------------------------------------------------------------------------------
Debt Free Net Income                     5,874          8,013         10,015     12,466      15,529       19,367      19,751

Add:
  Depreciation                           4,768          5,617          6,550      7,712       9,168       10,992       8,400
  Amortization                               0            130            421        783       1,236        1,803       1,800

Less:
  Capital Expenditures (e)               2,750          3,440          4,300      5,370       6,710         8,390      8,400
  Working Capital Reqmts. (e)  9.5%      1,738          4,169          4,381      5,452       6,827         8,560      2,203
  Net Cash Flow - HealthFirst
   Bonus                                   407            407            407        407         407           407          0
  Cash For Acquisitions                      0         13,135         16,372     20,369      25,509        31,981          0
                                       ---------------------------------------------------------------------------------------

Debt Free Net Cash Flow                  5,747        (7,391)         (8,474)   (10,637)    (13,521)     (17,176)     19,347

                                        --------------------------------------------------------------------------------------
Partial Period Adjustment                 0.50          1.00            1.00       1.00        1.00         1.00
                                        --------------------------------------------------------------------------------------

Adjusted Debt Free Net
 Cash Flow                               2,873        (7,391)         (8,474)   (10,637)     (13,521)    (17,176)

                                        --------------------------------------------------------------------------------------
Discount Period                           0.25       . 1.00             2.00       3.00         4.00        5.00
                                        --------------------------------------------------------------------------------------

                                        --------------------------------------------------------------------------------------
Factor @ WACC (f)            19.0%      0.9574        0.8403           0.7062     0.5934       0.4987      0.4190
                                        --------------------------------------------------------------------------------------

Present Value                            2,751        (6,211)          (5,984)    (6,312)      (6,742)     (7,198)


PRESENT VALUE OF INTERIM CASH FLOWS              ($29,696) Thousand

                                             Table 1

                                        ------------------------
For the Years Ending                      3-YR        6-YR
Dec.  31, 1996-2001                       CAGR        CAGR
Number of Months                        (Per 1-3)   (Per 1-6)
                                           (b)        (b)
                                         -----------------------

  Prepaid Healthcare                       22.8%     23.3%
  Fee-For-Service                          29.6%     26.8%
  Other Revenue                             5.4%      2.1%
Total Operating                          -----------------------
   Revenues (c)                             26.9%     25.4%
Provider Compensation                       34.2%     28.5%
                                         -----------------------

Net Revenues                                24.8%     24.4%

Operating Expenses
  Purchased Medical Services                22.1%     22.8%
  Clinic, Salaries, and Wages               27.2%     25.5%
  Medical & 0ffice Supplies                 24.6%     24.5%
  General & Administrative                  16.3%     21.1%
  Lease & Rent Expense                      29.2%     26.3%
                                         -----------------------
Total Operating Expenses                    24.3%     24.2%
                                         -----------------------
EBDITA (d)                                  28.1%     25.8%

Depreciation                                17.2%     18.2%
Amortization                                   NA       NA
                                          ----------------------
EBIT (d)                                    31.7%     27.7%

Interest Income                              0.0%      0.0%

PPI Debt-Free Income                        30.6%    26.9%
Estimated Taxes(n) @ 38.0%                  30.6%    26.9%
                                           ---------------------
Debt Free Net Income                        30.6%    26.9%

Add:
  Depreciation                              17.2%    18.2%
  Amortization                                 NA       NA

Less:
  Capital Expenditures (e)                  25.0%    25.0%
  Working Capital Reqmts. (e)  9.5%         58.8%    37.6%
  Net Cash Flow - HealthFirst
   Bonus                                     0.0%     0.0%
  Cash For Acquisitions                        NM       NM
                                           ----------------------
Debt Free Net Cash Flow                        NM      NM
Partial Period Adjustment
Adjusted Debt Free Net
 Cash Flow
Discount Period
Factor @ WACC (f)         19.0%
PRESENT VALUE OF INTERIM CASH FLOWS              ($29,696) Thousand

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 3
-------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                Appraisal Date: June 30, 1996
Property: Same
Contract No.: 031225

-------------------------------------------------------------------------------
                                 INCOME APPROACH
                           INVESTED CAPITAL VALUATION
-------------------------------------------------------------------------------

                                                                     Table 2

                     DERIVATION OF TERMINAL VALUE PARAMETERS


EXIT MULTIPLE ESTIMATION

                                                                                      SELECTED
INVESTED CAPITAL APPRAISAL RATIOS (h)          P'/REV     P'/EBDITA      P'/EBIT       WEIGHTS
                                               ------     ---------      -------          (i)
                                                                                     ---------------
Guideline Companies:
  Caremark International, Inc.                   1.0        16.9          21.5           25.0%
  FPA Medical Management, Inc.                   2.8        39.9          59.1           15.0%
  Inphynet Medical Management, Inc.              1.0        11.0          12.6           20.0%
  Medpartner/Mullikin, Inc.                      1.2        20.3          34.3           15.0%
  Phycor, Inc.                                   5.0        32.3          47.4           25.0%
                                            ------------------------------------     --------------
Sum of Weighted Multiples                        2.3        23.5          33.8          100.0%
Percent of Weight Used                         100.0%      100.0%        100.0%
                                            ------------------------------------
Weighted Market Multiples                        2.3        23.5          33.8
Factor by (j)                                   30.0%       30.0%         30.0%
                                             -----------------------------------
INDICATED MULTIPLES                              0.7         7.1          10.1

                                                                                                       DISCOUNTED
                                              INDICATED              TERMINAL          TERMINAL         VALUE (k)
TERMINAL VALUE CALCULATIONS                    MULTIPLE      X        FACTOR     =       VALUE            19.0%
                                              ----------             --------         -----------      ------------
                                                                        $                   $               $

Multiple of Operating Revenue                     0.690              457,028             315,349           121,139
Multiple of EBDITA                                7.059               43,654             308,156           118,376
Multiple of EBIT                                 10.127               30,859             312,497           120,043


AMERICAN APPRAISAL ASSOCIATES                                           PAGE 4

------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                Appraisal Date: June 30, 1996
Property: Same
Contract No.: 031225

-------------------------------------------------------------------------------
                                 INCOME APPROACH
                           INVESTED CAPITAL VALUATION
-------------------------------------------------------------------------------

                                                                       Table 3

                              ------------------------------------------------------------------------------------------------
For the Years Ending                                      COMMON SIZE
  Dec. 31,   1996-2001                                     PROJECTED                                                STABILIZED
Number of Months               PERIOD 1      PERIOD 2      PERIOD 3      PERIOD 4       PERIOD 5       PERIOD 6       PERIOD
                              ------------------------------------------------------------------------------------------------
  Prepaid Healthcare             38.2%         36.1%         35.8%        35.5%          35.3%          35.2%       35.2%
  Fee-For-Service                60.9%         63.1%         63.6%        63.9%          64.2%          64.5%       64.5%
  Other Revenue                   0.9%          0.8%          0.6%         0.5%           0.4%           0.3%        0.3%
                               -----------------------------------------------------------------------------------------------
Total Operating Revenues (c)    100.0%        100.0%        100.0%       100.0%         100.0%         100.0%      100.0%
Provider Compensation            21.5%         23.9%         24.0%        24.2%          24.3%          24.4%       24.8%
                               -----------------------------------------------------------------------------------------------
Net Revenues                     78.5%         76.1%         76.0%        75.8%          75.7%          75.6%       75.2%

Operating Expenses
  Purchased Medical Services     11.6%         10.9%         10.7%        10.6%          10.5%          10.4%       10.4%
  Clinic, Salaries, and Wages    34.2%         34.4%         34.4%        34.4%          34.4%          34.4%       34.4%
  Medical & Office Supplies      10.4%         10.0%         10.0%        10.0%          10.0%          10.0%       10.0%
  General & Administrative       11.0%          9.3%          9.3%         9.3%           9.3%           9.3%        9.3%
  Lease & Rent Expense            2.0%          2.0%          2.0%         2.0%           2.0%           2.0%        2.0%
                               -----------------------------------------------------------------------------------------------
Total Operating Expenses         69.1%         66.5%         66.4%        66.3%          66.2%          66.1%       66.1%
                               -----------------------------------------------------------------------------------------------
EBDITA (d)                       9.4%           9.6%          9.6%         9.6%           9.6%           9.6%        9.1%

Depreciation                     3.2%           2.9%          2.8%         2.6%           2.5%           2.4%        1.8%
Amortization                     0.0%           0.1%          0.2%         0.3%           0.3%           0.4%        0.4%
                               -----------------------------------------------------------------------------------------------
EBIT (d)                         6.2%           6.6%          6.6%         6.7%           6.7%           6.8%        6.8%

Interest Income                 -0.3%          -0.2%         -0.2%        -0.1%          -0.1%          -0.1%       -0.1%

PPI Debt-Free Income             6.4%           6.7%          6.8%         6.8%           6.8%           6.8%        6.9%
Estimated Taxes (n) @  38.0%     2.4%           2.6%          2.6%         2.6%           2.6%           2.6%        2.6%
                               -----------------------------------------------------------------------------------------------
Debt Free Net Income             4.0%           4.2%          4.2%         4.2%           4.2%           4.2%        4.3%

Add:
  Depreciation                   3.2%           2.9%          2.8%         2.6%           2.5%           2.4%        1.8%
  Amortization                   0.0%           0.1%          0.2%         0.3%           0.3%           0.4%        0.4%

Less:
  Capital Expenditures (e)       1.9%           1.8%          1.8%         1.8%           1.8%           1.8%        1.8%
  Working Capital
   Reqmts. (e)         9.5%      1.2%           2.2%          1.8%         1.8%           1.9%           1.9%        0.5%
  Net Cash Flow -
   HealthFirst Bonus             0.3%           0.2%          0.2%         0.1%           0.1%           0.1%         0.0%
  Cash For Acquisitions          0.0%           6.9%          6.9%         6.9%           7.0%           7.0%         0.0%
                              ------------------------------------------------------------------------------------------------

Debt Free Net Cash Flow          3.9%          -3.9%         -3.6%        -3.6%          -3.7%          -3.8%         4.2%



AMERICAN APPRAISAL ASSOCIATES                                            PAGE 5
-------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                 Appraisal Date: June 30, 1996
Property: Same
Contract No.: 031225

-------------------------------------------------------------------------------
                                 INCOME APPROACH
                           INVESTED CAPITAL VALUATION
-------------------------------------------------------------------------------

                              VALUATION WORK NOTES

(a) Weights associated with the terminal year estimations were based on an assessment of which indicators were most reliable. Given the changing status of the healthcare industry and the manner in which these businesses could be managed, a 50% weighting was applied to revenues, and a 25% weighting to both EBDITA and EBIT.

(b) The Period 1 forecast represents results for one full year. The partial year adjustment is used to correctly adjust the cash flows which will actually be received in Period 1 for valuation purposes.

(c) The six-year revenue projections were prepared by management of PPI. Revenue growth is based on acquisitions and the model reflects the existing business as status quo throughout the forecast.

(d) Forecasted margins were projected by management. The projections appear relatively conservative based on the historical performance of the three clinics and the opportunities in the industry. Essentially, no potential synergy has been reflected in the margins.

(e) Capital expenditures were projected by management. Terminal depreciation was set equal to capital expenditures to eliminate misstatements of value arising from capitalizing differences between them. Normal working capital requirements were arrived at by an analysis of the subject company and the guideline companies historically.

(f) The applicable discount rate is based on the WACC (weighted average cost of capital) as developed using guideline companies with similar capital structures. This model indicated a 19% discount rate was appropriate.
    The discount rate incorporates a mid-year discrete discounting convention to represent the ongoing nature of the business.

(g) The inherent benefits of control and synergies are not already captured in the cash flow projections so a premium for control is needed. An invested capital control premium of 25% was concluded based on data from Mergerstat.

(h) Exit multiples are based on the latest twelve month period for the guideline companies.

(i) These weights were developed based on the relative comparability of the guideline companies to the subject company. See THE "GUIDELINE COMPANY WEIGHTING" EXHIBIT FOR THE DETAIL.

(j) This adjustment factor was based on specific subject company factors that separate if from the guideline companies as a group. In the determination of this factor, consideration was given to the risk and growth opportunities of the subject company compared to the guideline companies as a whole. See the "Development of "C" Factor" for further detail.

(k) The terminal value calculations estimate the value of the business unit as of the end of Period 6. Therefore, they must be discounted back to present value using a period-end discount rate rather than a mid-period rate as was used in discounting the interim cash flows.

(l) The tax rate used is based on the rate provided by management in the projections.

AMERICAN APPRAISAL ASSOCIATES
-------------------------------------------------------------------------------
                                  EXHIBIT F

                       WEIGHTED AVERAGE COST OF CAPITAL
                                  (3 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 1
-------------------------------------------------------------------------------

CLIENT:   Physicians Partners, Inc.
PROPERTY: same
CONTRACT: 031225
APPRAISAL DATE:  June 30, 1996
Capital Structure and Beta Analysis

                                                                Latest Available
                           -------------------------------------------------------------------------------------------------------
                                                                                                   Market Value Common Equity
                                                                                             -------------------------------------

                                      Working Capital      Book Value         Liquid Value
Guideline Company          Revenues   and % of Rev (b)   Long-Term Debt (a)   Pref. Stock     Shares    Price     Shares x Price
-----------------          --------   ----------------   ------------------   ------------   --------   ------    ----------------
                           ($000's)    ($000's)   %       ($000's)   %        ($000's)   %   (000's)    $          ($000's)    %

Caremark International    2,374,300      177,100   7       411,200   17               0  0    75,100     26.42     1,984,142    83
Coastal Physician Group     755,300      128,800  17       100,400   36               0  0    23,800      7.59       180,642    64
Inphynet Medical Mgmt.      325,300       51,900  16        10,000    3               0  0    15,690     20.39       319,919    97
MedPartners, Inc.           725,700      101,000  14       219,000   23               0  0    32,500     22.30       724,750    77
Phycor                      511,300      186,100  36       267,100   10               0  0    60,300     38.20     2,303,460    90

  5 Comp Company Total                                   1,007,700                    0                            5,512,913
  Simple Average                                  18.2     201,540   18               0  0                         1,102,583    82
  Standard Deviation                               9.7               11                  0                                      11

  Dollar Weighted Average                                            15                  0                                      85
  Concluded Data:                                                    15                  0                                      85
                                                                  =====              =====                                   =====

                                                              Dollar
                              Total              Published   Weighted
Guideline Company            Capital                Beta        Beta
-----------------          ---------             ---------   ---------
                            ($000's)    %

Caremark International     2,395,342    100       1.70 S&P     0.62
Coastal Physician Group      281,042    100       1.50 S&P     0.06
Inphynet Medical Mgmt.       329,919    100       1.00  DF     0.05
MedPartners, Inc.            943,750    100       1.70 S&P     0.25
Phycor                     2,570,560    100       0.90 S&P     0.35

  5 Comp Company Total     6,520,613              6.80         1.34
  Simple Average           1,304,123    100       1.36
  Standard Deviation                              0.34

  Dollar Weighted Average               100          0
  Concluded Data:                       100       1.30
                                                 =====


(a) This includes the current portion of long-term debt and short-term notes payable.
(b) Working Capital = Current Assets - Current Liabilities, excluding current L-T Debt
DATA SOURCE:   Value Line and Compustat Industrial Database

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 2
-------------------------------------------------------------------------------

CLIENT:   Physicians Partners, Inc.
PROPERTY: same
CONTRACT: 031225
Cost of Equity (Ke)
Capital Structure and Beta Analysis
Printed 9/17/96

---------------------------------------------------------------------------------------------------------------------------------
CAPITAL ASSET PRICING MODEL (CAPM) DATA:                      CAPM-BASED COST OF EQUITY:
                                                                        Ke =     Rf   +   (B     x     EP1)  +   SCE
Beta . . . . . . . . . . . . . . . . . .   1.30 = B
Comm Equity/LT Gov't Risk Premium  . . .  7.00% = EP1                      =  7.0%   +   (1.30  x    7.0%)  +  5.2%
Comm Stock/Small Co Stock Risk Prem  . .  5.20% = SCE                      = 21.3%
Concluded Risk-Free Rate . . . . . . . .  7.00% = Rf
Government Long Term Bond Yld  . . . . .  7.00%
Government Intermediate Term Bond Yld  .  6.45%
---------------------------------------------------------------------------------------------------------------------------------
BOND YIELD AND RISK PREMIUM DATA:                             BOND YIELD PLUS RISK PREMIUM-BASED COST OF EQUITY:
Comm Equity/LT Corporate Risk Prem        6.50% = EP2                   Ke =     Rd   +     EP2   +    SCE
                                                                           =   8.6%   +    6.5%   +    5.2%
Concluded Long-Term Debt Rate  . . . . .  8.60% = Rd                       =  20.3%
S&P's AA Industrial Average Yld  . . . .  7.59%
S&P's A Industrial Average Yld . . . . .  7.97%
S&P's BBB Industrial Average Yld . . . .  8.60%
S&P's BB Industrial Average Yld  . . . .  9.21%
S&P's B Industrial Average Yld . . . . . 10.79%               ---------------------------------------------------------------------
Prime Rate + 1.0%  . . . . . . . . . . .  9.25%               COST OF EQUITY CONCLUSION:
                                                                        Ke =  21.0%
                                                                        ==========
                                   LONG-TERM        FINANCIAL
                                   DEBT YIELD       RANKING
                                   ----------       --------
Caremark International                  N/A           N/A
Coastal Physician Group                 N/A           N/A     ---------------------------------------------------------------------
Inphynet Medical Mgmt.                  N/A           N/A
MedPartners, Inc.                       N/A           N/A
Phycor                                  N/A           N/A
                                                              DATA SOURCES:
                                                              EP1 = Com Stk/LT Gov't Bond (Income) Spread per Ibbotson Associates,
                                                              1926-1996 (Arithmetic Average).
                                                              SCE = Per Ibbotson Associates, 1926-1994, Corporate/Small Co. Risk
                                                              Premium (Arithmetic Average).
                                                              EP2 = Com Stk/LT Corporate Bond spread per Ibbotson
                                                              Associates, 1926-1996
                                                              Financial Data per Computstat, Value Line, and S&P Stock and Bond
                                                              Guides
                                                              Note: Comparable Company Debt may contain differing call/redemption features, affecting yields.

                                                              U.S. Long-Term and Intermediate Term Gov't Bond Yields - source is
                                                              S & P Bond Guide, June 1996
                                                              U.S. Corporate Bond Yields - source is S & P Bond Guide, June 1996
---------------------------------------------------------------------------------------------------------------------------------

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 3
-------------------------------------------------------------------------------

CLIENT:   Physicians Partners, Inc.
PROPERTY: same
CONTRACT: 031225
Weighted Average Cost of Capital (WACC)
Capital Structure and Beta Analysis

---------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE COST OF CAPITAL DATA:                        WEIGHTED AVERAGE COST OF CAPITAL (WACC):
Long-Term Debt in Capital Structure  . . 15.0% = D                            PRETAX  x  TAX    = AFTER  x   CAPITAL  =  COMPONENT
Long-Term Debt Rate  . . . . . . . . . .  8.6% = Rd                            COST      EFFECT    TAX      STRUCTURE      COST
Equity in Capital Structure  . . . . . . 85.0% = E             CAPITAL CLASS             (1-T)     COST        (D&E)
Cost of Equity . . . . . . . . . . . . . 21.0% = Ke            -------------  ------     ------   ------     ---------   ---------
Combined Tax Rate  . . . . . . . . . . . 35.0% = T             LONG-TERM DEBT
                                                                      (Rd)      8.6%      65.0%      5.6%      15.0%        0.8%

                                                               EQUITY
                                                                      (Ke)      21.0%        NA     21.0%      85.0%       17.9%
                                                                                                             ---------   ---------
                                                                                                       INDICATED WACC:     18.7%
                                                                                                                     SAY,  19.0%
                                                                                                                         =========


---------------------------------------------------------------------------------------------------------------------------------

DATA SOURCES:
 T= Estimated from current marginal fed and state rates.

Financial Data per Value Line, Compustat Industrial database, and S & P Bond Guides.

---------------------------------------------------------------------------------------------------------------------------------

AMERICAN APPRAISAL ASSOCIATES
-------------------------------------------------------------------------------
                                    EXHIBIT G

                           GUIDELINE COMPANY WEIGHTING

American Appraisal Associates
-------------------------------------------------------------------------------

Client: Physicians Partners, Inc.                 APPRAISAL DATE: JUNE 30, 1996
Property: Same
Contract: 031225
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       GUIDELINE COMPANY WEIGHTING PROCESS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                           SUMMARY AND CONCLUSIONS

                             BUSINESS LINE  PROFITABILITY &
RANKING CRITERIA:             AND HISTORY     PERFORMANCE     GROWTH       TOTALS                  CONCLUSIONS
----------------------------------------------------------------------------------
RELATIVE RANKING WEIGHTS:          20.0%        40.0%          40.0%       100.0%
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED  PERCENT OF  ROUNDED TO   ROUNDED TO
GUIDELINE COMPANIES:         (a)           (b)             (c)                     AVERAGE    WGHTD AVG  NEAREST 10th  NEAREST 5th
Caremark International, Inc.       2.0           5.0            2.0                3.2          23.2%            23.0%      25.0%
FPA Medical Management, Inc.       3.0           3.0            1.0                2.2          15.9%            16.0%      15.0%
Inphynet Medical Management        2.0           4.0            2.5                3.0          21.7%            22.0%      20.0%
Medpartners/Mulikin, Inc.          3.0           3.0            1.5                2.4          17.4%            17.0%      15.0%
Phycor, Inc.                       5.0           3.0            2.0                3.0          21.7%            22.0%      20.0%
                                                                                  -------------------------------------------------
                                                                                  13.8         100.0%           100.0%      95.0%
-----------------------------------------------------------------------------------------------------------------------------------

                               PROFITABILITY & PERFORMANCE

                                           OPERATING EBDITA                       OPERATING EBIT                     TOTALS
                               ----------------------------------------------------------------------------------------------
RELATIVE RANKING WEIGHTS:                         25.0%                                 75.0%                        100.0%
                               ----------------------------------------------------------------------------------------------
                                 LATEST        3-YEAR        RANKING       LATEST         3-YEAR         RANKING    WEIGHTED
GUIDELINE COMPANIES:           FISCAL YEAR     AVERAGE                   FISCAL YEAR      AVERAGE                    RANKING
                               ----------------------------------------------------------------------------------------------
Caremark International, Inc.      6.5%          8.0%            5              5.3%         5.9%            5         5.0
FPA Medical Management, Inc.      5.3%          3.2%            3              3.1%         2.1%            3         3.0
Inphynet Medical Management       7.7%          7.0%            4              6.6%         6.1%            4         4.0
Medpartners/Mulikin, Inc.         5.9%          2.0%            3              3.5%         1.1%            3         3.0
Phycor, Inc.                     15.3%         13.4%            3             10.4%         8.5%            3         3.0
                                                                                                                      0.0
Physicians Partners, Inc.         7.0%          7.6%                           4.5%         5.3%
-----------------------------------------------------------------------------------------------------------------------------

                                   GROWTH

                                              REVENUE                             OPERATING EBIT                     TOTALS
                               ----------------------------------------------------------------------------------------------
RELATIVE RANKING WEIGHTS:                       50.0%                                    50.0%                       100.0%
                               ----------------------------------------------------------------------------------------------
                                 LATEST        3-YEAR        RANKING       LATEST         3-YEAR         RANKING    WEIGHTED
GUIDELINE COMPANIES:           FISCAL YEAR     AVERAGE                   FISCAL YEAR      AVERAGE                    RANKING
                               ----------------------------------------------------------------------------------------------
Caremark International, Inc.     33.7%         40.4%             2             27.0%        24.3%           2          2.0
FPA Medical Management, Inc.    185.8%         94.1%             1            324.0%       210.0%           1          1.0
Inphynet Medical Management      20.3%         20.5%             3             29.1%        30.1%           2          2.5
Medpartners/Mulikin, Inc.        46.8%         43.2%             2               NA        535.0%           1          1.5
Phycor, Inc.                     82.1%         62.4%             2             55.3%        97.7%           2          2.0
                                                                                                                       0.0
Physicians Partners, Inc.        13.0%         20.3%                          -10.2%         6.8%
-----------------------------------------------------------------------------------------------------------------------------

  Scale: 1 = Low Comparability                        5 = High Comparability

                  NOTES TO GUIDELINE COMPANY WEIGHTING PROCESS

(a) The business line history comparison considers the company's service offerings, and target markets.

(b) Profitability measures include operating EBDITA and EBIT margins. Each was weighted to reflect industry importance, thereby providing an overall measure for each company. The source for the guideline companies' ratios was the Compustat Industrial database.

(c) Growth measures include revenue and operating EBDITA. Each was weighted to reflect industry importance, thereby providing an overall measure for each company. The source for the guideline companies' ratios was the Compustat Industrial database.

AMERICAN APPRAISAL ASSOCIATES
------------------------------------------------------------------------------



                                    EXHIBIT H

                                   "C" FACTOR
                                    (3 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 1
------------------------------------------------------------------------------

CLIENT: PHYSICIANS PARTNERS, INC.
PROPERTY: SAME
CONTRACT: 031225

      DEVELOPMENT OF "C" FACTOR FOR EXIT MULTIPLES FOR INCOME APPROACH

RISK

Size is most commonly associated with risk. Size is defined in terms of assets, operating revenues, and number of employees.


    GUIDELINE                             TOTAL             OPERATING            NO. OF
    COMPANY                               ASSETS             REVENUES           EMPLOYEES
------------------------------------------------------------------------------------------
                                         ($ 000's)           ($ 000's)
Caremark International, Inc.            $1,264,200          $2,374,300            10,000
FPA Medical Management, Inc.               $73,800             $52,700                NA
Inphynet Medical Management, Inc.         $123,200            $325,300                NA
Medpartners.Mulikin, Inc.                 $355,000            $725,700                NA
Phycor, Inc.                              $643,600            $441,600             9,700
Phymatrix Corporation                     $132,200             $70,700                NA
                                          --------             -------

                        Average:          $432,000            $665,050                NA


Physicians Partners, Inc.                  $71,032            $131,211                NA


                            CONCLUSION ON RISK

The subject company is significantly smaller than the average guideline company. Given its smaller size in terms of assets, revenues, and employees, there is substantial risk in terms of volatility of earnings as well as key personnel issues. In general, private companies trade at P/E ratios of approximately 75% of public companies. This suggest at minimum a 25% downward adjustment to the guideline company multiples. Physicians Partners revenue is directly comparable to all but Phycor which shows revenues net of physician compensation.

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 2
------------------------------------------------------------------------------

CLIENT: PHYSICIANS PARTNERS, INC.
PROPERTY: SAME
CONTRACT: 031225


      DEVELOPMENT OF "C" FACTOR FOR EXIT MULTIPLES FOR INCOME APPROACH


GROWTH

Growth is analyzed for revenues, operating EBITDA, operating EBIT.

                                     CAGR FOR 1993-1995 PERIOD
                                     ----------------------------------------------------------------
GUIDELINE                            OPERATING       GROSS     OPERATING   OPERATING       DEBT-FREE
COMPANY                              REVENUES        PROFIT     EBITDA       EBIT          CASH FLOW
-----------------------------------------------------------------------------------------------------
Caremark International, Inc.          40.4%            NA        16.7%        24.3%             NM
FPA Medical Management, In            94.1%            NA       255.7%       210.0%             NM
Inphynet Medical Manageme             20.5%            NA        33.1%        30.1%             NM
Medpartners.Mulikin, Inc.             43.2%            NA       726.4%       535.0%             NM
Phycor, Inc.                          62.4%            NA        82.9%        97.7%             NM
Phymatrix Corporation                    NA            NA           NA           NA             NM
                                         --            --           --           --             --

     Average:                         52.1%            NA       223.0%       179.4%             NM

Physicians Partners, Inc.             20.3%            NA        13.8%         6.8%             NM

Percent of Average                    38.9%            NA         6.2%         3.8%


                       CONCLUSION ON GROWTH

The subject company has achieved lower growth in terms of operating revenue, EBITDA and EBIT. The overall level of growth suggests a downward adjustment to the guideline company multiples. This analysis was prepared by adjusting the Clinics historical consolidated financials to a PPI format where a 15% management fee would have been charged.

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 3
-------------------------------------------------------------------------------

CLIENT: PHYSICIANS PARTNERS, INC.
PROPERTY: SAME
CONTRACT: 031225

     DEVELOPMENT OF "C" FACTOR FOR EXIT MULTIPLES FOR INCOME APPROACH

PROFITABILITY

Profitability can be analyzed by reviewing gross profit margins, EBITDA, EBIT and Debt Free Cash Flow as a percent of sales.

                                         THREE YEAR AVERAGE 1993-1995
                                         ---------------------------------------------
GUIDELINE                                     GROSS                         DEBT-FREE
COMPANY                                       PROFIT      EBITDA     EBIT   CASH FLOW
--------------------------------------------------------------------------------------
Caremark International, Inc.                    NA         8.0%      5.9%      NM
FPA Medical Management, In                      NA         3.2%      2.1%      NM
Inphynet Medical Manageme                       NA         7.0%      6.1%      NM
Medpartners.Mulikin, Inc.                       NA         2.0%      1.1%      NM
Phycor, Inc.                                    NA        13.4%      8.5%      NM
Phymatrix Corporation                           NA           NA        NA      NM
                                                --           --        --      --

                    Average:                    NA         6.7%      4.7%      NM

Physicians Partners, Inc.                       NA         7.6%      5.3%      NM

Percent of Average                              NA       113.1%    111.8%


                      CONCLUSION ON PROFITABILITY

The subject company has had superior profit margins in comparison to the guideline companies suggesting a slight upward adjustment to the multiples. However, these ratios are all based on a pro forma look at PPI as if it existed. Actual margins were inferior to the guideline companies before adjustment to a PPI format with a 15% management fee.

CONCLUSION

Overall, the subject company is an inferior performer when compared to the guideline companies and the subject company is smaller in size. Thus a size adjustment of 25% has been applied to the earnings stream for size. Additionally, an adjustment of 45% has been applied for inferior growth. Lastly, based on PPI's pro forma profitability, no adjustment has been applied to the revenues of the company.

           (a) EBITDA and EBIT Adjustment = 25% plus 45% = 70% or .30 factor 1*(1-.70) =.30
           (b)  Revenue Adjustment - None
                1*(1-.70) =.30*1.0=.30

AMERICAN APPRAISAL ASSOCIATES
-------------------------------------------------------------------------------




                                    EXHIBIT I

                   SUMMARY OF IRVING LEVINE ASSOCIATES, INC.,
                                TRANSACTION DATA
                                    (2 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                            PAGE 1
-------------------------------------------------------------------------------

                            PHYSICIANS PARTNERS, INC.
                           COMPARABLE TRANSACTION DATA
                      SOURCE: IRVING LEVINE ASSOCIATES, INC.


                                                                   NUMBER OF    PURCHASE       LATEST     PRICE/     PRICE/
TARGET COMPANY                                   ACQUIRER          PHYSICIANS     PRICE        REVENUE    REVENUE   PHYSICIAN
Glen Ellyn Clinic                     Caremark International           89      $63,000,000   $60,000,000    1.05     $707,865
Diagnostic Clinic                     Caremark International           93      $36,800,000   $49,000,000    0.75     $395,699

Primary Care Practice                 Community Care of America, Inc.   1         $750,000    $1,072,000    0.70     $750,000

Physician Practice                    FPA Medical Management            1       $1,190,000            NA      NA   $1,190,000
Physician Practice                    FPA Medical Management, Inc.      1       $1,475,000            NA      NA   $1,475,000
Grossmont Medical Clinic              FPA Medical Management, Inc.      2       $2,385,000    $1,269,400    1.88   $1,192,500
Gonzaba Management Services           FPA Medical Management, Inc.     31      $21,550,386   $25,531,846    0.84     $695,174
Arizona Managed Care Services, Inc.   FPA Medical Management, Inc.      9       $2,000,000    $6,738,254    0.30     $222,222

Primary Care/Cardiology Practices     InetgraCare, Inc.                 1         $183,000            NA      NA     $183,000

Radiology Associates of Hollywood     InPhyNet Medical Management      34      $32,500,000   $16,945,433    1.92     $955,882
MetroAmerican Radiology, Inc.         InPhyNet Medical Management      54       $8,203,600   $14,900,000    0.55     $151,919

Two Primary Care Practices            InteraCare, Inc.                  2         $625,000      $500,000    1.25     $312,500

Mullikin Medical Enterprises, LP      MedPartners/Mullikin, Inc.      400     $359,824,000  $422,300,000    0.85     $899,560
Texas Back Institute Incorporated     MedPartners/Mullikin, Inc.       25      $14,765,000   $23,685,000    0.62     $590,600
Cardiology Associates                 MedPartners/Mullikin, Inc.        5       $1,831,150    $3,716,600    0.49     $366,230
Melbourne Internal Medicine Assoc     MedPartners/Mullikin, Inc.       43      $15,500,000   $28,331,627    0.55     $360,465
Clark & Daughtrey Medical Group       MedPartners/Mullikin, Inc.       13       $4,526,700    $9,663,100    0.47     $348,208
Vanguard Healthcare Group, Inc.       MedPartners/Mullikin, Inc.       48      $16,309,760   $17,954,000    0.91     $339,787
Pacific Physician Services, Inc.      MedPartners/Mullikin, Inc.      810     $343,000,000  $395,931,000    0.87     $423,457
MED Center, Inc.                      MedPartners/Mullikin, Inc.       21      $10,000,000   $11,102,400    0.90     $476,190
Obstetrics & Gynecologic Assoc.       MedPartners/Mullikin, Inc.        5       $1,299,400    $3,716,000    0.35     $259,880

Arnett Clinic                         PhyCor, Inc.                    109      $71,997,650   $87,438,000    0.82     $660,529
Guthrie Clinic                        PhyCor, Inc.                    213      $88,300,000  $120,900,000    0.73     $414,554
Tidewater Primary Care Physicians     PhyCor, Inc.                     32      $10,000,000            NA      NA     $312,500
South Texas Medical Clinic            PhyCor, Inc.                     44      $12,807,700            NA      NA     $291,084
South Bend Clinic, LLP                PhyCor, Inc.                     46      $13,092,300            NA      NA     $284,615
PAPP Clinic, P.C.                     PhyCor, Inc.                     27       $3,725,000            NA      NA     $137,963
North American Medical Management     PhyCor, Inc.                  3,650      $20,000,000    $8,131,788    2.46       $5,479

Cancer Specialists of Georgia, Inc.   PhyMatrix Corp                   11       $5,716,555    $9,282,000    0.62     $519,687


AMERICAN APPRAISAL ASSOCIATES                                            PAGE 2
-------------------------------------------------------------------------------

                            PHYSICIANS PARTNERS, INC.
                           COMPARABLE TRANSACTION DATA
                       SOURCE:IRVING LEVINE ASSOCIATES, INC.


                                                                   NUMBER OF    PURCHASE       LATEST     PRICE/     PRICE/
TARGET COMPANY                                   ACQUIRER          PHYSICIANS     PRICE        REVENUE    REVENUE   PHYSICIAN
Medical Oncology Practice             PhyMatrix Corp                    3       $1,541,523    $4,240,000     0.36   $513,841
Georgia Oncology-Hematology Clinic    PhyMatrix Corp                    8       $2,099,353    $6,097,180     0.34   $262,419
Oncology & Radiation Associates       PhyMatrix Corp.                  19      $10,653,000   $13,151,687     0.81   $560,684
The Practice of Venkat Mani, MD       PhyMatrix Corp.                   1         $401,371      $717,000     0.56   $401,371
West Shore Urology                    PhyMatrix Corp.                   2         $590,000    $2,349,000     0.25   $295,000
Oncology Care Associates              PhyMatrix Corp.                   2         $580,411    $2,445,000     0.24   $290,206
Osler Medical, Inc.                   PhyMatrix Corp.                  22       $5,748,026   $12,040,000     0.48   $261,274
Whittle, Varnell and Bedoya, PA       PhyMatrix Corp.                   3         $691,607    $2,514,824     0.28   $230,536
The Practice of Dr. Symington, MD     PhyMatrix Corp.                   1         $102,106      $394,000     0.26   $102,106

Gaylis Practice                       Sheridan  Healthcare, Inc.        2       $2,500,000    $1,666,154     1.50 $1,250,000
Hernadez Practices                    Sheridan  Healthcare, Inc.       14       $9,100,000   $10,244,427     0.89   $650,000
Rosenbaum, Weitz and Ritter           Sheridan  Healthcare, Inc.        4       $2,100,000    $2,765,870     0.76   $525,000

Professional Emergency Physicians     Sterling Healthcare Group, Inc.  54      $6,200,000    $10,832,916     0.57   $114,815

                                                                                             Average         0.78   $485,233
                                                                                             Median          0.72   $380,694

AMERICAN APPRAISAL ASSOCIATES
-------------------------------------------------------------------------------



                                   EXHIBIT J

                      LISTING OF PHYSICIANS AND SPECIALTIES

                                  (9 PAGES)

AMERICAN APPRAISAL ASSOCIATES                                          PAGE 1
-------------------------------------------------------------------------------
                                  HealthFirst
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name            Specialty                   Clinic

      1 Tilles, Steven          Allergy                         HealthFirst
      2 Montanaro, Anthony      Allergy/Rhheumatology           HealthFirst

      3 Buxman, Melodie         Dermatology                     HealthFirst
      4 Hale, Carolyn I         Dermatology                     HealthFirst
      5 Resnick, Barbara        Dermatology                     HealthFirst
      6 Tavelli, Bert           Dermatology                     HealthFirst

      7 Beecher, Heather        Family  Practice                HealthFirst
      8 Berger, Jon M           Family  Practice                HealthFirst
      9 Blackman, Jon A         Family  Practice                HealthFirst
     10 Booker, Michael S       Family  Practice                HealthFirst
     11 Brodhag, Laura          Family  Practice                HealthFirst
     12 Crawford, Steven R      Family  Practice                HealthFirst
     13 Hickethier, Cheryl B    Family  Practice                HealthFirst
     14 Lisk, Sharandan E       Family  Practice                HealthFirst
     15 Niehus, Douglas         Family  Practice                HealthFirst
     16 Norris, Sheryl L        Family  Practice                HealthFirst
     17 Rember, Katrenka R      Family  Practice                HealthFirst
     18 Risser, Daniel A        Family  Practice                HealthFirst
     19 Riss, Gretchen          Family  Practice                HealthFirst
     20 Schweiger-Fischer A     Family  Practice                HealthFirst
     21 Smith-Cupani, Kimberly  Family  Practice                HealthFirst
     22 Stevens, Eugene A       Family  Practice                HealthFirst
     23 Tarbet, Edward M        Family  Practice                HealthFirst
     24 Teller, John D          Family  Practice                HealthFirst
     25 Wagner, David G         Family  Practice                HealthFirst
     26 Wagner, Robert B        Family  Practice                HealthFirst
     27 Wilson, Addison R       Family  Practice                HealthFirst

     28 Schiele, Mark S         Gastroenterology                HealthFirst
     29 Wilborn, Sandra L       Gastroenterology                HealthFirst

     30 McBee, Patrick          General Surgery                 HealthFirst

     31 Thornton, Thomas L      Gynecology                      HealthFirst

     32 Ey, Frederick S         Hematology/Oncology             HealthFirst
     33 Hansen, Keith           Hematology/Oncology             HealthFirst
     34 Lanier, Keith S         Hematology/Oncology             HealthFirst
     35 Segal, Gerald           Hematology/Oncology             HealthFirst

AMERICAN APPRAISAL ASSOCIATES                                           PAGE 2
-------------------------------------------------------------------------------
                                  HealthFirst
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name              Specialty                     Clinic

     36 Bailey, Robert B        Internal Medicine               HealthFirst
     37 Bartley, Cynthia P      Internal Medicine               HealthFirst
     38 Bergthold, Jim          Internal Medicine               HealthFirst
     39 Bode, Amy V.            Internal Medicine               HealthFirst
     40 Boston, Tammi K         Internal Medicine               HealthFirst
     41 Brown, Jay P            Internal Medicine               HealthFirst
     42 Carroll, Michael E      Internal Medicine               HealthFirst
     43 Dolin, Leigh            Internal Medicine               HealthFirst
     44 Dunn, Patrick M         Internal Medicine               HealthFirst
     45 Firth, Thomas A         Internal Medicine               HealthFirst
     46 Friermuth, Leo J        Internal Medicine               HealthFirst
     47 Gearhart, Lauren        Internal Medicine               HealthFirst
     48 Harp, Kristina          Internal Medicine               HealthFirst
     49 Hashiguchi, Steven A    Internal Medicine               HealthFirst
     50 Hobson, Jon             Internal Medicine               HealthFirst
     51 Huyssoon, Kathryn       Internal Medicine               HealthFirst
     52 Jauhiainen, Eric        Internal Medicine               HealthFirst
     53 Kaynard, Joyce C        Internal Medicine               HealthFirst
     54 Kazmierski, Eugene      Internal Medicine               HealthFirst
     55 Kern, James M           Internal Medicine               HealthFirst
     56 Kirschner, Nora B       Internal Medicine               HealthFirst
     57 Kleikamp, Theodore      Internal Medicine               HealthFirst
     58 Kormanyos, Stephen      Internal Medicine               HealthFirst
     59 Lewis, Linda            Internal Medicine               HealthFirst
     60 MacNichol, Jennifer     Internal Medicine               HealthFirst
     61 Mahmood, Fayyaz         Internal Medicine               HealthFirst
     62 Marr, Curtis            Internal Medicine               HealthFirst
     63 McAninch, Malcolm       Internal Medicine               HealthFirst
     64 McGeeney, Sharon        Internal Medicine               HealthFirst
     65 McKinstry, Mark L       Internal Medicine               HealthFirst
     66 Mirka, Alar             Internal Medicine               HealthFirst
     67 Moore, Michael T        Internal Medicine               HealthFirst
     68 Morgan, J Stuart        Internal Medicine               HealthFirst
     69 Mosqueda, Kimberly      Internal Medicine               HealthFirst
     70 Myers, Gloria           Internal Medicine               HealthFirst
     71 Nepveu, Laura           Internal Medicine               HealthFirst
     72 Peck, Marc G            Internal Medicine               HealthFirst
     73 Perry, David L          Internal Medicine               HealthFirst
     74 Rawlinson, Janet L      Internal Medicine               HealthFirst
     75 Reay, Caroline          Internal Medicine               HealthFirst
     76 Ritzenthaler, James     Internal Medicine               HealthFirst
     77 Rosson, Constance       Internal Medicine               HealthFirst
     78 Schiaffino, Ellen       Internal Medicine               HealthFirst

AMERICAN APPRAISAL ASSOCIATES                                          PAGE 3
-------------------------------------------------------------------------------
                                  HealthFirst
                         Physician Listing & Specialty
                                 June 30, 1996

         Physician Name          Specialty                          Clinic

      79 Scott, Kelly F        Internal Medicine                    HealthFirst
      80 Shute, David E        Internal Medicine                    HealthFirst
      81 Skinner, Martin D     Internal Medicine                    HealthFirst
      82 Tester, Patrick W     Internal Medicine                    HealthFirst
      83 Townsend, Rebecca     Internal Medicine                    HealthFirst
      84 Tran, Drissana        Internal Medicine                    HealthFirst
      85 Vessely, Laurie       Internal Medicine                    HealthFirst
      86 Walker, Tracy         Internal Medicine                    HealthFirst
      87 Wang, Justin          Internal Medicine                    HealthFirst
      88 Williams, Sandra S    Internal Medicine                    HealthFirst
      89 Williams, Vern R      Internal Medicine                    HealthFirst

      90 Sperley, Bernie P     Internal Medicine/Critical Care      HealthFirst

      91 Spindel, Steven       Internal Medicine/Infectious Disease HealthFirst

      92 Chang, Chong C        Obstetrics & Gynecology              HealthFirst
      93 Dodson, Darlene       Obstetrics & Gynecology              HealthFirst
      94 Dow, Russell A        Obstetrics & Gynecology              HealthFirst
      95 Goetsch, Matha F      Obstetrics & Gynecology              HealthFirst
      96 Lind, Renae L         Obstetrics & Gynecology              HealthFirst
      97 Sweigert, Karen M     Obstetrics & Gynecology              HealthFirst

      98 Barsotti, Richard J   Pediatrics                           HealthFirst
      99 Bell, David B         Pediatrics                           HealthFirst
     100 Bix, N. Desiree       Pediatrics                           HealthFirst
     101 Burton, Deidre L      Pediatrics                           HealthFirst
     102 Calcagno, John A      Pediatrics                           HealthFirst
     103 Cavalli, Richard E    Pediatrics                           HealthFirst
     104 Ching, Gerald S       Pediatrics                           HealthFirst
     105 Conlon, Jennifer M    Pediatrics                           HealthFirst
     106 Ferre, Barbara K      Pediatrics                           HealthFirst
     107 Gyerko, Peter R       Pediatrics                           HealthFirst
     108 Hamel, Edward E       Pediatrics                           HealthFirst
     109 Hartman, Shelley      Pediatrics                           HealthFirst
     110 Heischelheim, Karen   Pediatrics                           HealthFirst
     111 Hyzer, Rosa           Pediatrics                           HealthFirst
     112 Luck, Cameron D       Pediatrics                           HealthFirst
     113 Moore, Heather M      Pediatrics                           HealthFirst
     114 Moshofsky, Dean A     Pediatrics                           HealthFirst
     115 Neace, Gynneth G      Pediatrics                           HealthFirst
     116 Palm, Kathleen M      Pediatrics                           HealthFirst
     117 Rydell, Gale A        Pediatrics                           HealthFirst

AMERICAN APPRAISAL ASSOCIATES                                          PAGE 4
-------------------------------------------------------------------------------
                                  HealthFirst
                         Physician Listing & Specialty
                                 June 30, 1996

         Physician Name         Specialty                      Clinic

     118 Shelley, Matthew M   Pediatrics                     HealthFirst
     119 Stevenson, Craig     Pediatrics                     HealthFirst
     120 Wagner, Mary K       Pediatrics                     HealthFirst

     121 Byrne, Chris         Podiatry                       HealthFirst
     122 Palmer, Thomas R     Podiatry                       HealthFirst
     123 Sampson, Robert A    Podiatry                       HealthFirst

     124 Mon Pere, Philip     Rheumatology/Internal Medicine HealthFirst

     125 Breda,  Michael A    Surgery                        HealthFirst
     126 Johnson,  William    Surgery                        HealthFirst
     127 Zeiko, John R        Surgery                        HealthFirst

     128 Horowitz, Michael    Urgent Care/Family Practice    HealthFirst

     129 Henry, Helen L       Urgent Care/Internal Medicine  HealthFirst

AMERICAN APPRAISAL ASSOCIATES                                          PAGE 5
-------------------------------------------------------------------------------
                            The Corvallis Clinic, P.C.
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name             Specialty                       Clinic
      1 Rapp, Robert            Allergy                    The Corvallis Clinic, P.C.

      2 Frost,  Janice          Cardiology                 The Corvallis Clinic, P.C.
      3 Hall, Clifford          Cardiology                 The Corvallis Clinic, P.C.
      4 Lee, Colin              Cardiology                 The Corvallis Clinic, P.C.

      5 Knapp, Wallace          Dermatology                The Corvallis Clinic, P.C.

      6 Byram, Bruce            Family Practice            The Corvallis Clinic, P.C.
      7 Casey, Colleen          Family Practice            The Corvallis Clinic, P.C.
      8 Castillo, Norman        Family Practice            The Corvallis Clinic, P.C.
      9 Cutsworth, David        Family Practice            The Corvallis Clinic, P.C.
     10 Grube, David            Family Practice            The Corvallis Clinic, P.C.
     11 Hendon, Lorri           Family Practice            The Corvallis Clinic, P.C.
     12 Lewis, Erin             Family Practice            The Corvallis Clinic, P.C.
     13 Moore, H Dan            Family Practice            The Corvallis Clinic, P.C.
     14 Naibert, James          Family Practice            The Corvallis Clinic, P.C.
     15 O'Connell, Patrick      Family Practice            The Corvallis Clinic, P.C.
     16 Ouellette, Laura        Family Practice            The Corvallis Clinic, P.C.
     17 Rampton, Mark           Family Practice            The Corvallis Clinic, P.C.
     18 Swan, Christopher       Family Practice            The Corvallis Clinic, P.C.
     19 Thompson, Bruce         Family Practice            The Corvallis Clinic, P.C.

     20 Hill, Terrance          Gastroenterology           The Corvallis Clinic, P.C.
     21 Vasdev, Surinder        Gastroenterology           The Corvallis Clinic, P.C.

     22 Gilbert, Allan          ICC                        The Corvallis Clinic, P.C.
     23 Kerr, Donald            ICC                        The Corvallis Clinic, P.C.
     24 Takush, Donald          ICC                        The Corvallis Clinic, P.C.

     25 Athay, Steven           Internal Medicine          The Corvallis Clinic, P.C.
     26 Buchanan, John          Internal Medicine          The Corvallis Clinic, P.C.
     27 Koski, James            Internal Medicine          The Corvallis Clinic, P.C.
     28 Ladd, John              Internal Medicine          The Corvallis Clinic, P.C.
     29 Lakin, Robert           Internal Medicine          The Corvallis Clinic, P.C.
     30 Lannan, Robin           Internal Medicine          The Corvallis Clinic, P.C.
     31 Marker, Thomas          Internal Medicine          The Corvallis Clinic, P.C.
     32 Terhune, Charles        Internal Medicine          The Corvallis Clinic, P.C.
     33 Thomas, Frank           Internal Medicine          The Corvallis Clinic, P.C.
     34 Turner, Pamela          Internal Medicine          The Corvallis Clinic, P.C.
     35 Wiggins, Lloyd          Internal Medicine          The Corvallis Clinic, P.C.

     36 Keller, Cecilia         Neurology                  The Corvallis Clinic, P.C.
     37 Knox, George            Neurology                  The Corvallis Clinic, P.C.
     38 LaFrance, Richard       Neurology                  The Corvallis Clinic, P.C.

     39 Copeland, Ronald        Obstetrics & Gynecology    The Corvallis  Clinic, P.C.
     40 Davis, John             Obstetrics & Gynecology    The Corvallis  Clinic, P.C.

AMERICAN APPRAISAL ASSOCIATES                                          PAGE 6
-------------------------------------------------------------------------------
                            The Corvallis Clinic, P.C.
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name           Specialty                   Clinic
     41 Hart, Thomas            Obstetrics & Gynecology    The Corvallis Clinic, P.C.
     42 Hickerson, Jess         Obstetrics & Gynecology    The Corvallis Clinic, P.C.
     43 Lee, Amey               Obstetrics & Gynecology    The Corvallis Clinic, P.C.

     44 Ferguson, William       Occupational Medicine      The Corvallis Clinic, P.C.

     45 Gearn, Mary             Oncology                   The Corvallis Clinic, P.C.
     46 Kenyon, Peter           Oncology                   The Corvallis Clinic, P.C.
     47 Neville, Stephen        Oncology                   The Corvallis Clinic, P.C.
     48 Norek, George           Oncology                   The Corvallis Clinic, P.C.

     49 Chaimov, ALan           Ophthalmology              The Corvallis Clinic, P.C.
     50 Liegner, Jeffrey        Ophthalmology              The Corvallis Clinic, P.C.
     51 Weber, Julie            Ophthalmology              The Corvallis Clinic, P.C.

     52 Bynum, Bruce            Orthopedics                The Corvallis Clinic, P.C.
     53 Dodds, Robert           Orthopedics                The Corvallis Clinic, P.C.
     54 Erkkila, John           Orthopedics                The Corvallis Clinic, P.C.

     55 Benton, Nick            Otolaryngology             The Corvallis Clinic, P.C.

     56 Allender, Michael       Pediatrics                 The Corvallis Clinic, P.C.
     57 Berry, John             Pediatrics                 The Corvallis Clinic, P.C.
     58 Metzler, Eunju          Pediatrics                 The Corvallis Clinic, P.C.
     59 Nusrala, James          Pediatrics                 The Corvallis Clinic, P.C.
     60 Richman, Suzanne        Pediatrics                 The Corvallis Clinic, P.C.
     61 Schmitt, Edward         Pediatrics                 The Corvallis Clinic, P.C.
     62 Wong, Michael           Pediatrics                 The Corvallis Clinic, P.C.

     63 Rung, Laura             Physical Med               The Corvallis Clinic, P.C.

     64 Murphy, John            Podiatry                   The Corvallis Clinic, P.C.

     65 Garfunkel, Joel         Psychology                 The Corvallis Clinic, P.C.
     66 Giblin, Markham         Psychology                 The Corvallis Clinic, P.C.
     67 Hiatt, Nancy            Psychology                 The Corvallis Clinic, P.C.

     68 Gotschal, John          Pulmonary                  The Corvallis Clinic, P.C.

     69 Bibler, Darrel          Surgery                    The Corvallis Clinic, P.C.
     70 Hudson, Peter           Surgery                    The Corvallis Clinic, P.C.
     71 Peterson, Mark          Surgery                    The Corvallis Clinic, P.C.

     72 Leman, Craig            Surgery/ICC                The Corvallis Clinic, P.C.

     73 Kiesling, Victor        Urology                    The Corvallis Clinic, P.C.
     74 Poole, Robert           Urology                    The Corvallis Clinic, P.C.
     75 Toland, Kent            Urology                    The Corvallis Clinic, P.C.


AMERICAN APPRAISAL ASSOCIATES                                          PAGE 7
-------------------------------------------------------------------------------
                            Medford Clinic, P.C.
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name           Specialty                               Clinic
      1 De Yarman, Kent H.      Allergy & Asthma                      Medford Clinic
      2 Kerwin, Edward M.       Allergy & Asthma                      Medford Clinic

      3 Forsyth, John W.        Cardiology                            Medford Clinic
      4 Gross, Brian W          Cardiology                            Medford Clinic
      5 Huth, Mark M            Cardiology                            Medford Clinic
      6 Patterson, Bruce L      Cardiology                            Medford Clinic
      7 Schnugg, Stephen        Cardiology                            Medford Clinic

      8 Tribelhorn, Dwight R    Dermatology                           Medford Clinic

      9 Cruickshank, James C    ENT                                   Medford Clinic
     10 Wayman, Daniel          ENT                                   Medford Clinic

     11 Arditti, Douglas E      Family Nurse Practioner               Medford Clinic
     12 Bauling, Leonard S      Family Nurse Practioner               Medford Clinic
     13 Goldberg, Diedre N      Family Nurse Practioner               Medford Clinic

     14 Bieraugel, Jean T       Family Practice                       Medford Clinic
     15 Johnson, Bruce E        Family Practice                       Medford Clinic
     16 Jones, Alan M           Family Practice                       Medford Clinic
     17 Morris, Richard L       Family Practice                       Medford Clinic
     18 Nitzberg, Jerome S      Family Practice                       Medford Clinic

     19 Adesman, Peter W        Gastroenterology                      Medford Clinic
     20 Chow, Craig C           Gastroenterology                      Medford Clinic
     21 Meshulam, Sheldon       Gastroenterology                      Medford Clinic

     22 Ator, Pamela R          General Internal Medicine             Medford Clinic
     23 Bonazzola, Michael F    General Internal Medicine             Medford Clinic
     24 Brandenburg, Daniel R   General Internal Medicine             Medford Clinic
     25 Gillette, Patrick J     General Internal Medicine             Medford Clinic
     26 Hites, Clifford J       General Internal Medicine             Medford Clinic
     27 Johnson, Allen D        General Internal Medicine             Medford Clinic
     28 Nelson, Randall R       General Internal Medicine             Medford Clinic
     29 Schilling, Wendy L      General Internal Medicine             Medford Clinic
     30 Tribelhorn, Donna E     General Internal Medicine             Medford Clinic
     31 Winter, Todd            General Internal Medicine             Medford Clinic
     32 Basilicato, Sue         Geriatric Nurse Practioner            Medford Clinic

     33 Jackson, Nisha M        Gyn/Nurse Practioner                  Medford Clinic
     34 Nebelsick, Susan        Gyn/Nurse Practioner                  Medford Clinic

     35 Glatte, Hayden          Internal Medicine/Endocrinology       Medford Clinic
     36 Theen, James W          Internal Medicine/Endocrinology       Medford Clinic

     37 Clark, Stephen J        Internal Medicine/Infectious Disease  Medford Clinic


AMERICAN APPRAISAL ASSOCIATES                                          PAGE 8
-------------------------------------------------------------------------------
                               Medford Clinic, P.C.
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name                Specialty                        Clinic
     38 Oursler, David Paul     Internal Medicine/Nephrology     Medford Clinic
     39 Raniele, Dean P         Internal Medicine/Nephrology     Medford Clinic
     40 Symens, June L          Internal Medicine/Nephrology     Medford Clinic
     41 Van Zee, Bruce E        Internal Medicine/Nephrology     Medford Clinic

     42 Carbonell, Miguel       Obstetrics/Gynecology            Medford Clinic
     43 Fuller, Beverly F       Obstetrics/Gynecology            Medford Clinic
     44 Morgan, Lorie J         Obstetrics/Gynecology            Medford Clinic
     45 Phelan, Timothy E       Obstetrics/Gynecology            Medford Clinic
     46 Rote, Joan M            Obstetrics/Gynecology            Medford Clinic
     47 Schroeder, Paul W       Obstetrics/Gynecology            Medford Clinic
     48 Tangeman, F Thomas      Obstetrics/Gynecology            Medford Clinic
     49 Tomlinson, Daniel A     Obstetrics/Gynecology            Medford Clinic

     50 Ahmann, Gerald B        Oncology/Hematology              Medford Clinic
     51 Dibb, Charles R         Oncology/Hematology              Medford Clinic
     52 Karchmer, Richard K     Oncology/Hematology              Medford Clinic
     53 Kohler, Susan E         Oncology/Hematology              Medford Clinic

     54 Jones, Ronald D         Pediatrics                       Medford Clinic
     55 Koutnik, Debra L        Pediatrics                       Medford Clinic
     56 Martin, Christina L     Pediatrics                       Medford Clinic
     57 Wu, Philip              Pediatrics                       Medford Clinic

     58 Ouellette, Todd         Pediatrics/Nurse Practioner      Medford Clinic
     59 Smith, Joan             Pediatrics/Nurse Practioner      Medford Clinic

     60 Williams, Diane C       Pediatrics/Ped. Oncology         Medford Clinic

     61 Willow, Suzanne         Physicians Assistant             Medford Clinic

     62 DeKorte, Michael A      Podiatry                         Medford Clinic

     63 Melnyk, Vera 0          Rheumatology                     Medford Clinic

     64 Callaway, Gordon P      Surgery/General/Thoracic         Medford Clinic

     65 Hildreth, Douglas H     Surgery/General/Thoracic/Vasc    Medford Clinic
     66 Scharpf, Steven         Surgery/General/Thoracic/Vasc    Medford Clinic
     67 Schwartz, John A        Surgery/General/Thoracic/Vasc    Medford Clinic
     68 Six, Herbert H          Surgery/General/Thoracic/Vasc    Medford Clinic

     69 Cullen, E Clark         Urgent Care                      Medford Clinic
     70 Dunn, William L         Urgent Care                      Medford Clinic
     71 Jacobson, Heidi L       Urgent Care                      Medford Clinic
     72 Miller, Robin H         Urgent Care                      Medford Clinic
     73 Phillips, Philip H      Urgent Care                      Medford Clinic
     74 Williams, Keith B       Urgent Care                      Medford Clinic


AMERICAN APPRAISAL ASSOCIATES                                          PAGE 9
-------------------------------------------------------------------------------
                               Medford Clinic, P.C.
                         Physician Listing & Specialty
                                 June 30, 1996

        Physician Name           Specialty                   Clinic
      75 Barrows, E Bruce       Urology                    Medford Clinic
      76 Bui, Thong Tien        Urology                    Medford Clinic


AMERICAN APPRAISAL ASSOCIATES

-------------------------------------------------------------------------------


                                  EXHIBIT K

                              GOODWILL REGISTRY -
                          MULTISPECIALTY CLINIC DATA

AMERICAN APPRAISAL ASSOCIATES

-------------------------------------------------------------------------------
CLIENT:   PHYSICIANS PARTNERS, INC.               VALUATION DATE: JUNE 30, 1996
PROPERTY: SUBURBAN MEDICAL CLINIC, INC.           FILENAME: REVMUL.WK4
CONTRACT: 031225

                               MULTISPECIALTY CLINIC
                             GROSS REVENUE MULTIPLIERS
                          SOURCE: GOODWILL REGISTRY 1996

  Location            Clinic          Clinic          Gross           Year
     of               Gross          Purchase        Revenue           Of
   Clinic            Revenues          Price        Multiplier     Transaction

Florida             $1,891,332      $4,292,500        227.0%          1995
Kansas              $8,747,637      $6,740,414         77.1%          1995
Michigan              $977,155        $450,000         46.1%          1995
Wisconsin           $2,187,335      $1,400,000         64.0%          1995

Arizona            $11,066,252      $4,364,600         39.4%          1994
Ohio                $9,000,000      $3,000,000         33.3%          1994
Pennsylvania        $7,000,000      $2,162,486         30.9%          1994
Pennsylvania        $2,400,000      $1,500,000         62.5%          1994
Pennsylvania        $4,200,000      $3,300,000         78.6%          1994

California          $3,734,022      $3,000,000         80.3%          1993
California            $242,384        $129,000         53.2%          1993

Minnesota          $10,650,000      $9,075,000         85.2%          1992

  Summary Gross Revenue Multiplier Information for 1992 - 1995 Transactions

                Average                            73.1%
                Average Without High/Low           62.0%
                Median                             64.0%
                Low                                30.9%
                High                              227.0%

AMERICAN APPRAISAL ASSOCIATES

-------------------------------------------------------------------------------


                                    EXHIBIT L

                   GOODWILL REGISTRY - MEDICAL SPECIALTY DATA

AMERICAN APPRAISAL ASSOCIATES

-------------------------------------------------------------------------------
CLIENT:   PHYSICIAN PARTNERS, INC.
PROPERTY: SAME
CONTRACT: 031225

                                 MEDICAL SPECIALTIES
                         GOODWILL/GROSS REVENUE MULTIPLIERS
                           SOURCE: GOODWILL REGISTRY 1996

                                          Total                                 Weighted     Weighted
 Specialty                             Physicians     Average       Median       Average      Median
Allergy & Asthma                            5          33.9%         35.4%        0.623%      0.650%
Cardiology                                  8          36.0%         35.0%        1.058%      1.029%
Dermatology                                 6          29.7%         30.0%        0.656%      0.662%
ENT                                         2          52.6%         37.1%        0.387%      0.273%
Family Practice                            40          34.3%         29.5%        5.047%      4.343%
Gastroenterology                            7          30.7%         32.7%        0.790%      0.841%
Hematology/Oncology                        12          31.8%         19.7%        1.405%      0.869%
ICC                                         3          52.6%         37.1%        0.580%      0.409%
Internal Medicine                          76          33.5%         28.0%        9.355%      7.829%
Internal Medicine/Critical Care             1          33.5%         28.0%        0.123%      0.103%
Internal Medicine/Endocrinology             2          33.5%         28.0%        0.246%      0.206%
Internal Medicine/Infectious Disease        2          33.5%         28.0%        0.246%      0.206%
Internal Medicine/Nephrology                4          33.5%         28.0%        0.492%      0.412%
Neurology                                   3          21.4%         20.1%        0.235%      0.222%
Obstetrics & Gynecology                    20          32.0%         27.5%        2.351%      2.023%
Occupational Medicine                       1          59.1%         50.2%        0.217%      0.185%
Ophthalmology                               3          39.4%         36.4%        0.434%      0.402%
Orthopedics                                 3          25.4%         20.0%        0.280%      0.221%
Otolarynology                               1          28.8%         25.0%        0.106%      0.092%
Pediatrics                                 34          31.7%         27.4%        3.961%      3.423%
Pediatrics/Ped Oncology                     1          31.7%         27.4%        0.117%      0.101%
Physical Medicine                           1          65.6%         48.0%        0.241%      0.177%
Psychology                                  3          27.9%         28.0%        0.307%      0.309%
Podiatry                                    5          31.0%         30.8%        0.570%      0.566%
Pulmonary                                   1          26.3%         24.4%        0.097%      0.090%
Rheumatology                                2          23.6%         23.8%        0.174%      0.175%
Surgery                                     7          31.4%         25.0%        0.808%      0.643%
Surgery/General Thoracic                    1          31.4%         25.0%        0.115%      0.092%
Surgery/General Thoracic/Vasc               4          31.4%         25.0%        0.461%      0.368%
Surgery/ICC                                 1          31.4%         25.0%        0.115%      0.092%
Urgent Care                                 6          48.2%         53.5%        1.062%      1.179%
Urgent Care/Family Practice                 1          48.2%         53.5%        0.177%      0.197%
Urgent Care/Internal Medicine               1          48.2%         53.5%        0.177%      0.197%
Urology                                     5          34.4%         30.0%        0.633%      0.551%

                   Total                  272            NM            NM          33.6%       29.1%

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AMERICAN APPRAISAL ASSOCIATES

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                                   EXHIBIT M
                     ASSUMPTIONS AND LIMITING CONDITIONS


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AMERICAN APPRAISAL ASSOCIATES

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                    ASSUMPTIONS AND LIMITING CONDITIONS

No responsibility is assumed for matters legal in nature. No investigation has been made of the title to or any liabilities against the property appraised. In this appraisal, it is presumed that, unless otherwise noted, the owner's claim is valid, the property rights are good and marketable, and there are no encumbrances which cannot be cleared through normal processes.

To the best of our knowledge, all data set forth in this report are true and accurate. Although gathered from reliable sources, no guarantee is made nor liability assumed for the accuracy of any data, opinions, or estimates identified as being furnished by others which have been used in formulating this analysis.

No environmental impact study has been ordered or made. Full compliance with applicable federal, state, and local environmental regulations and laws is assumed unless otherwise stated, defined, and considered in the report. It is also assumed that all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization either have been or can be obtained or renewed for any use which the report covers.

The value or values presented in this report are based upon the premises outlined herein and are valid only for the purpose or purposes stated.

Testimony or attendance in court or at any other hearing is not required by reason of this appraisal unless arrangements are previously made within a reasonable time in advance therefor.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report (especially any conclusion to use, the identity of the appraiser or the firm with which the appraiser is connected) shall be disseminated to the public through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of American Appraisal Associates, Inc.


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AMERICAN APPRAISAL ASSOCIATES

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                                   EXHIBIT N

                            CERTIFICATE OF APPRAISER
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AMERICAN APPRAISAL ASSOCIATES

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                            CERTIFICATE OF APPRAISER

I certify that, to the best of my knowledge and belief:

     The statements of fact contained in this report are true and correct.

     The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and represent the unbiased professional analyses, opinions, and conclusions of American Appraisal Associates, Inc.

     American Appraisal Associates, Inc., and I personally, have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

     Compensation for American Appraisal Associates, Inc., is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

     The analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice.

     I have not made a personal inspection of the property that is the subject of this report.

     The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

                                                         /s/ B. H. Baumann
                                                  ------------------------------
                                                      BARBARA H. BAUMANN, CFA
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AMERICAN APPRAISAL ASSOCIATES

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                           GENERAL SERVICE CONDITIONS
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AMERICAN APPRAISAL ASSOCIATES

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                          GENERAL SERVICE CONDITIONS

The service(s) provided by American Appraisal Associates, Inc., have been performed in accordance with professional appraisal standards. Our compensation was not contingent in any way upon our conclusions of value. We assumed, without independent verification, the accuracy of all data provided to us. We have acted as an independent contractor and reserved the right to use subcontractors. All files, workpapers, or documents developed by us during the course of the engagement are our property. We will retain this data for at least five years.

Our report is to be used only for the specific purposes stated herein and any other use is invalid. No reliance may be made by any third party without our prior written consent. You may show our report in its entirety to those third parties who need to review the information contained herein. No one should rely on our report as a substitute for their own due diligence. No reference to our name or our report, in whole or in part, in any document you prepare and/or distribute to third parties may be made without our prior written consent.

You agree to indemnify and hold us harmless against and from any and all losses, claims, actions, damages, expenses, or liabilities, including reasonable attorneys' fees, to which we may become subject in connection with this engagement. You will not be liable for our negligence. Your obligation for indemnification and reimbursement shall extend to any controlling person of American Appraisal Associates, Inc., including any director, officer, employee, subcontractor, affiliate, or agent.

We reserve the right to include your company/firm name in our client list, but we will maintain the confidentiality of all conversations, documents provided to us, and the contents of our reports, subject to legal or administrative process or proceedings. These conditions can only be modified by written documents executed by both parties.

American Appraisal Associates, Inc., is an equal opportunity employer.